Exhibit 99.1

4th Quarter 2011 Earnings Release

Aimco

• APARTMENT HOMES •

Page
1	Earnings Release
8	Consolidated Statements of Operations
10	Consolidated Balance Sheets
11	Schedule 1a – Funds from Operations (4Q 2011 v. 4Q 2010)
13	Schedule 1b – Funds from Operations (YTD 4Q 2011 v. YTD 4Q 2010)
15	Schedule 2 – Portfolio Summary
16	Schedule 3 – Net Asset Value Supplemental Information
18	Schedule 4 – Property Debt Information
20	Schedule 5 – Share Data
21	Schedule 6a – Conventional Same Store Operating Results (4Q 2011 v. 4Q 2010)
22	Schedule 6b – Conventional Same Store Operating Results (4Q 2011 v. 3Q 2011)
23	Schedule 6c – Conventional Same Store Operating Results (YTD 4Q 2011 v. YTD 4Q 2010)
24	Schedule 7a – Total Conventional Portfolio Data by Market (4Q 2011 v. 4Q 2010)
25	Schedule 7b – Total Conventional Portfolio Data by Market (3Q 2011)
26	Schedule 8 – Property Disposition and Acquisition Activity
27	Schedule 9 – Capital Additions
28	Glossary and Reconciliations

Aimco Reports Fourth Quarter 2011 Results, 50% Increase in Dividend

Denver, Colorado, February 8, 2012 — Apartment Investment and Management Company (“Aimco”) (NYSE: AIV) announced today its fourth quarter and full year 2011 results.

Chairman and Chief Executive Officer Terry Considine comments: “2011 was a good year, and we expect 2012 will be even better. Aimco starts the year with high occupancy, low turnover and steady renewal lease rate growth. Our portfolio is increasingly concentrated in better markets, with higher rents and superior growth rates. In the coming twenty-four months, through redevelopment of three currently vacant properties, we will deliver more than 1,200 A-quality units in Coastal California. Our balance sheet is strong and we continue to reduce leverage and our cost of capital. We are off to a good start in 2012.”

Chief Financial Officer Ernie Freedman adds: “Fourth quarter Pro forma FFO of $0.42 per share exceeded the midpoint of our guidance range by $0.01 per share, primarily as a result of better than expected operating results. We expect 2012 FFO to be in a range from $1.72 to $1.82 per share, or approximately 8% higher than 2011, and we expect AFFO to increase even more, up 21%. First quarter 2012 FFO is projected to be $0.33 to $0.37 per share.”

Financial Results

2011 Pro forma FFO, Excluding One-Time Items, Up 11%, AFFO Up 5%*

	September 30,	September 30,	September 30,	September 30,
	FOURTH QUARTER		FULL YEAR
	2011	2010	2011	2010
Net loss per share	$(0.19)	$(0.33)	$(0.86)	$(1.08)
Funds from Operations (FFO)	$0.43	$0.35	$1.52	$1.52
Add back (deduct) Aimco’s share of preferred equity redemption related amounts	$(0.01)	$0.04	$(0.03)	$(0.01)
Pro forma Funds from Operations (Pro forma FFO)	$0.42	$0.39	$1.49	$1.51
Deduct Aimco’s share of Capital Replacements	$(0.22)	$(0.14)	$(0.62)	$(0.51)
Adjusted Funds from Operations (AFFO)	$0.20	$0.25	$0.87	$1.00

*

2011 Pro forma FFO and AFFO of $1.49 per share and $0.87 per share, respectively, include a one-time charge of $0.15 per share related to debt prepayment penalties and write-off of deferred loan costs incurred in connection with a refinancing and securitization transaction completed during the second quarter. 2010 Pro forma FFO and AFFO of $1.51 per share and $1.00, respectively, include a net benefit of $0.03 per share related to several, mostly offsetting, one-time items during second quarter 2010. Excluding these one-time items from each period, 2011 Pro forma FFO increased 11% and AFFO increased 5% when compared to 2010. Pro forma FFO growth exceeds AFFO growth due to higher capital replacements spending in 2011.

Net loss — Net loss attributable to Aimco common stockholders for the quarter was $23.4 million, compared to net loss of $38.4 million for fourth quarter 2010. Fourth quarter 2011 net loss decreased as compared to fourth quarter 2010 primarily due to: an increase in net operating income of our properties included in continuing operations, reflecting improved operations; an increase in income from discontinued operations, net of noncontrolling interest allocations, primarily due to an increase in gains on dispositions of consolidated real estate partially offset by losses on dispositions of unconsolidated real estate; and a decrease in interest expense.

Funds from Operations — FFO and AFFO are non-GAAP financial measures and are defined in the glossary in Aimco’s Supplemental Information (the Glossary). FFO is computed in accordance with the framework prescribed by the National Association of Real Estate Investment Trusts (NAREIT). In October 2011, NAREIT revised its definition of FFO to exclude operating real estate impairments effective fourth quarter 2011. All prior period FFO results included in this press release have been restated accordingly. Fourth quarter 2011 FFO was $52.2 million, or $0.43 per share, compared to $41.4 million, or $0.35 per share, in fourth quarter 2010. Pro forma FFO, which represents FFO as prescribed by NAREIT but excludes preferred equity redemption related amounts, was $50.4 million, or $0.42 per share, compared to $45.3 million, or $0.39 per share, in fourth quarter 2010, an increase of 8%. AFFO, which represents Pro forma FFO after the deduction of Capital Replacements, was $24.3 million, or $0.20 per share, compared to $29.6 million, or $0.25 per share, in fourth quarter 2010.

1

Property Operations

Property operating results discussed below, including property net operating income (NOI), relate to properties that Aimco owns and manages, and that are classified within continuing operations. To ensure comparability between periods, results are based on Aimco’s current period ownership. See the Glossary for property definitions and reconciliation of non-GAAP measures and Schedules 1 and 2 in the Supplemental Information for financial and statistical information for these portfolios.

Diversified Operating Portfolio — Aimco’s property operations consist primarily of Conventional, with some Affordable, real estate operations. Conventional real estate operations relate to Aimco’s diversified portfolio of market rate apartment communities and include Same Store Properties, Redevelopment Properties, Acquisition Properties and Other Properties.

Affordable real estate operations consist of Aimco’s portfolio of properties with rents that are generally paid, in whole or in part, by a government agency. Affordable properties tend to have more stable rents and higher occupancy than Conventional properties due to government rent payments and thus are less affected by market fluctuations.

2011 Total Same-Store NOI Up 5.9%

	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
	FOURTH QUARTER				FULL YEAR
	Year-over-year Variance				Year-over-year Variance
	% NOI	Revenue	Expenses	NOI	% NOI	Revenue	Expenses	NOI
Conventional Same Store	83%	3.3%	-1.0%	5.8%	81%	2.8%	-1.5%	5.3%
Affordable Same Store	12%	3.2%	-0.7%	6.2%	11%	4.0%	-3.8%	10.4%
Total Same Store	95%	3.3%	-1.0%	5.9%	92%	2.9%	-1.8%	5.9%

Other Conventional*	5%	-11.5%	-2.4%	-18.9%	6%	-3.3%	1.8%	-7.7%
Affordable Redevelopment	—	—	—	—	2%	5.8%	3.9%	7.1%
Total Portfolio	100%	2.3%	-1.1%	4.3%	100%	2.4%	-1.4%	4.9%

*	Negative results are due primarily to lost revenue related to properties undergoing repairs from casualty events and retail vacancy in Manhattan.

Conventional Same Store Results — In fourth quarter 2011, the Conventional Same Store portfolio included 161 communities with 56,731 units, in which Aimco had a weighted average ownership of 94%.

	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
	FOURTH QUARTER			FOURTH QUARTER		FULL YEAR
	Year-over-year			Sequential		Year-over-year
	2011	2010	Variance	3rd Qtr	Variance	2011	2010	Variance
Average Daily Occupancy	95.3%	96.8%	-1.5%	95.2%	0.1%	95.8%	96.2%	-0.4%
Average Rent Per Unit	$1,124	$1,076	4.5%	$1,108	1.4%	$1,111	$1,084	2.5%

$ in Millions
Revenue	$189.3	$183.1	3.3%	$187.7	0.8%	$734.3	$714.6	2.8%
Expenses	(65.6)	(66.2)	-1.0%	(70.2)	-6.6%	(265.5)	(269.4)	-1.5%
NOI	$123.7	$116.9	5.8%	$117.5	5.3%	$468.8	$445.2	5.3%

2

Rental Rates Rising

Aimco measures changes in rental rates by comparing, on a lease-by-lease basis, the rate on a newly executed lease to the rate on the expiring lease for that same apartment. Newly executed leases are classified as either a new lease, where a vacant apartment is leased to a new customer, or a renewal of an existing lease. Full year 2011 results by quarter are as follows:

	September 30,	September 30,	September 30,	September 30,	September 30,
	FOURTH QUARTER	THIRD QUARTER	SECOND QUARTER	FIRST QUARTER	FULL YEAR
New lease	0.7%	6.1%	5.1%	1.9%	3.8%
Renewal	5.2%	5.6%	3.6%	3.0%	4.6%
Weighted average	3.0%	5.8%	4.3%	2.5%	4.2%

Refer to Supplemental Schedules 6a through 6c for additional details on Conventional Same Store operating results.

Affordable Same Store Results — In fourth quarter 2011, the Affordable Same Store portfolio included 122 communities with 15,639 units, in which Aimco had a weighted average ownership of 73%. For fourth quarter 2011, average month-end occupancy for the Affordable portfolio was 97.7%, a decrease of 0.2% from fourth quarter 2010, while average rent per unit increased 3.0% from $862 to $888 per unit.

Portfolio

Aimco’s portfolio strategy focuses on B/B+ quality Conventional apartment communities located in the largest U.S. markets as measured by total apartment value. Aimco believes these markets to be deep, relatively liquid and possessing desirable long-term growth characteristics. These markets are primarily coastal markets, and also include several Sun Belt cities and Chicago, Illinois. In executing Aimco’s portfolio strategy, the company expects to reduce its investment in non-target markets and to increase its investment in target markets through redevelopment, acquisitions and increasing ownership in properties Aimco already owns through limited partnerships.

During fourth quarter 2011, net operating income generated by Conventional properties located in Aimco’s target markets accounted for 86% of total Conventional Property net operating income, an increase of 2% compared to fourth quarter 2010.

Conventional Property Rents Up 9% to $1,143

Aimco measures Conventional Property asset quality based on average rents compared to local market average rents as reported by REIS, a third-party provider of commercial real estate performance information and analysis. Aimco defines A-quality assets as those with rents greater than 125% of local market average, B-quality assets as those with rents 90% to 125% of local market average and C-quality assets as those with rents less than 90% of local market average. For third quarter 2011, the most recent period for which REIS information is available, Aimco’s Conventional Property rents averaged approximately 101% of local market average rents.

For fourth quarter 2011, average rents for the Conventional portfolio were $1,143 per unit, a 9.0% increase compared to fourth quarter 2010, as a result of year-over-year rent growth and the sale of Conventional properties during 2010 and 2011 with rents substantially lower than those of the retained portfolio.

Dispositions — In fourth quarter 2011, Aimco sold seven Conventional properties and 20 Affordable properties with 1,947 and 2,185 units, respectively, for $180.3 million in gross proceeds. Aimco’s share of net proceeds after distributions to limited partners, repayment of existing property debt and transaction costs was $71.9 million.

3

See Supplemental Schedules 7a and 7b for additional details regarding Aimco’s Conventional portfolio quality and capital allocation, and Supplemental Schedule 8 for information related to acquisition and disposition activity.

Agreement to Sell Asset-Managed Portfolio — As of December 31, 2011, Aimco asset managed for a fee a portfolio of 147 properties with 10,184 units. During first quarter 2012, Aimco entered into an agreement to transfer asset management of this portfolio effective February 6, 2012, and to sell its minority interest in the portfolio to the new asset manager upon satisfaction of certain conditions and regulatory approvals. Aimco expects the sale of the asset-managed portfolio to close later this year, at which time Aimco will have liquidated all of its legacy asset management business.

Balance Sheet and Liquidity

Components of Aimco Leverage

	September 30,	September 30,	September 30,	September 30,
	AS OF DECEMBER 31, 2011
	Amount	% of Total	Weighted Avg Maturity (Yrs)	Weighted Avg Rate
Aimco leverage ($ in millions)
Aimco’s share of long-term, non-recourse property debt	$4,730.1	86%	8.0	5.50%
Revolving credit facility	—	0%	5.0	n/a
Subtotal debt	$4,730.1	86%	8.0	5.50%
Preferred securities	742.2	14%	Perpetual	7.55%
Total leverage	$5,472.3	100%	n/a	5.78%

See Supplemental Schedule 4 for additional details about Aimco’s non-recourse property debt and Supplemental Schedule 5 for information related to Aimco’s preferred securities.

Revolving Credit Facility — Aimco’s recourse debt at December 31, 2011, was limited to its revolving credit facility, which Aimco uses for working capital purposes and to secure letters of credit. As announced in fourth quarter 2011, Aimco closed on a new $500 million revolving credit facility to replace its then-existing $300 million facility. Borrowings under the revolving credit facility bear interest based on a pricing grid determined by leverage (currently either LIBOR plus 2.75% or, at Aimco’s option, a base rate equal to the Prime rate plus a spread of 1.50%). The facility matures in December 2016, inclusive of two-one-year extension options and the Debt Service and Fixed Charge Coverage covenants are unchanged from those associated with the previous facility. At the end of fourth quarter, Aimco had no outstanding borrowings on its revolving credit facility and available capacity was $469.5 million, net of $30.5 million of letters of credit backed by the facility.

Coverage Ratios — Aimco’s fourth quarter EBITDA Coverage of Interest and EBITDA Coverage of Interest and Preferred Dividends ratios were 2.18:1 and 1.78:1, compared to fourth quarter 2010 ratios of 2.07:1 and 1.68:1, respectively. Separately, in connection with its revolving credit facility, Aimco is subject to Debt Service and Fixed Charge Coverage covenants, as defined in the Glossary. For fourth quarter 2011, Aimco’s Debt Service and Fixed Charge Coverage ratios were 1.61:1 and 1:37.1, compared to covenants in place during the quarter of 1.40:1 and 1:20.1, respectively, and fourth quarter 2010 ratios of 1.57:1 and 1.33:1. In first quarter 2012, the Debt Service Coverage and Fixed Charge Coverage covenants increase to 1.50:1 and 1.30:1, respectively. Aimco expects to remain in compliance with these covenants.

Based on annualized projected fourth quarter 2012 EBITDA, Aimco expects its EBITDA Coverage of Interest and EBITDA Coverage of Interest and Preferred Dividends ratios to be approximately 2.50:1 and 2.00:1, respectively. Year-end Debt to EBITDA and Debt & Preferred Equity to EBITDA ratios are projected to be approximately 7.5:1 and 9:1, respectively.

4

Equity Activity — During fourth quarter 2011, Aimco issued approximately 45,000 shares of Class Z Cumulative Preferred Stock through its Class Z Preferred Stock At-the-Market offering program (Class Z ATM) at $24.24 per share, equating to a yield of 7.22%, for gross proceeds to Aimco of approximately $1.1 million. We intend to accumulate the proceeds from further ATM issuances of our Class Z Preferred Stock and use them for further redemptions of outstanding preferred securities with higher rates.

Dividend — Aimco’s Board of Directors declared a cash dividend of $0.18 per share on its Class A Common Stock for the quarter ended December 31, 2011, which is a 50% increase compared to the $0.12 per share dividend paid for the prior four quarters. The dividend is payable February 29, 2012 to shareholders of record on February 21, 2012. Aimco expects to pay quarterly dividends at the increased rate during 2012.

2012 Outlook

	September 30,	September 30,
	FIRST QUARTER	FULL YEAR
Net loss per share	-$0.35 to -$0.31	-$1.00 to -$0.90
FFO per share	$0.33 to $0.37	$1.72 to $1.82
AFFO per share		$1.17 to $1.29

Conventional Same Store Operating Measures
NOI change compared to fourth quarter 2011	-3.5% to -2.5%
NOI change compared to same period 2011	3.0% to 4.0%	5.25% to 7.25%
Average daily occupancy		95.5% to 96.0%
Revenue change compared to 2011		4.5% to 5.5%
Expense change compared to 2011		2.5% to 3.0%
Affordable Same Store NOI change compared to 2011		0.0% to 1.0%
Total Same Store NOI change compared to 2011		4.50% - 6.25%

Asset Management and Tax Credit Activities
Recurring Revenues		$30 million
Recurring Expenses		$5 million
Non-Recurring Revenues		$6 million
Non-Recurring Expenses, including pursuit costs of $1.5 million		$3 million

Offsite Costs
Property Management Expenses		$35 million
General and Administrative Expenses		$47 million

Capital Expenditures
Conventional Redevelopment		$125 - $150 million
Property Upgrades		$30 - $40 million

Transaction Activities
Direct Real Estate Acquisitions (100% Aimco Share)		$60 million
Aimco Share of Real Estate Value of Partnership Tenders and Mergers		$160 million
Aimco Share of Gross Real Estate Dispositions		$550 to $650 million

5

Pro forma FFO Reconciliation

September 30,
$ per Share (at the midpoint)
2011 Pro forma FFO	$1.49
Total Same Store NOI growth	0.24
Debt prepayment penalties and write-off of deferred loan costs incurred in connection with a refinancing and securitization transaction in 2011	0.15
Offsite costs, including G&A	0.09
Reduction in asset management and non-recurring revenues	(0.05)
2011 and 2012 asset sales, net of reinvestment	(0.13)
Impact of 2011 share issuances	(0.02)
2012 Pro forma FFO	$1.77

Earnings Conference Call

Live Conference Call	Conference Call Replay

Wednesday, February 8, 2012 at 1:00 p.m. EDT	Available until 9:00 a.m. EST on February 23, 2012
Domestic Dial-In Number: 1-866-843-0890	Domestic Dial-In Number: 1-877-344-7529
International Dial-In Number: 1-412-317-9250	International Dial-In Number: 1-412-317-0088
Passcode: 9327149	Passcode: 10007657

Live webcast and replay: www.aimco.com/investors/events-presentations/webcasts

Supplemental Information

The full text of this Earnings Release and the Supplemental Information referenced in this release are available on Aimco’s website www.aimco.com/investors/financial-reports/quarterly-earning-reports.

Glossary & Reconciliations of Non-GAAP Financial and Operating Measures

Financial and operating measures found in this Earnings Release and the Supplemental Information include certain financial measures used by Aimco management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. These measures are defined in the glossary in the Supplemental Information and, where appropriate, reconciled to the most comparable GAAP measures.

6

Forward-looking Statements

This Earnings Release and Supplemental Information contain forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding projected results and specifically forecasts of first quarter and full year 2012 results. These forward-looking statements are based on management’s judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to, Aimco’s ability to maintain current or meet projected occupancy, rental rates and property operating results. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond the control of Aimco, including, without limitation: financing risks, including the availability and cost of capital markets financing and the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; earnings may not be sufficient to maintain compliance with debt covenants; real estate risks, including fluctuations in real estate values and the general economic climate in the markets in which we operate and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; the timing of acquisitions and dispositions; insurance risk, including the cost of insurance; natural disasters and severe weather such as hurricanes; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; energy costs; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco. In addition, our current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on our ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership. Readers should carefully review Aimco’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Aimco’s Annual Report on Form 10-K for the year ended December 31, 2010, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances. This press release does not constitute an offer of securities for sale.

About Aimco

Aimco is a real estate investment trust that is focused on the ownership and management of quality apartment communities located in the largest markets in the United States. Aimco is one of the country’s largest owners and operators of both conventional and affordable apartments, with 518 communities serving approximately 250,000 residents in 36 states, the District of Columbia and Puerto Rico. Aimco common shares are traded on the New York Stock Exchange under the ticker symbol AIV and are included in the S&P 500. For more information about Aimco, please visit our website at www.aimco.com.

Contact

Elizabeth Coalson, Vice President Investor Relations

Investor Relations 303-691-4350, Investor@Aimco.com

7

Consolidated Statements of Operations

(in thousands, except per share data) (unaudited)

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
REVENUES:
Rental and other property revenues	$263,035	$259,651	$1,040,923	$1,020,231
Asset management and tax credit revenues	9,889	11,422	38,661	35,630

Total revenues	272,924	271,073	1,079,584	1,055,861

OPERATING EXPENSES:
Property operating expenses	107,785	112,999	449,982	460,995
Investment management expenses	3,053	3,508	10,415	14,487
Depreciation and amortization	97,606	100,452	378,043	397,740
Provision for operating real estate impairment losses	4,182	65	4,331	65
General and administrative expenses	14,544	14,351	50,950	53,365
Other expense, net	6,082	7,760	19,576	9,697

Total operating expenses	233,252	239,135	913,297	936,349

Operating income	39,672	31,938	166,287	119,512

Interest income	2,861	3,405	10,041	10,306
Recovery of (provision for) losses on notes receivable	329	(665)	509	(949)
Interest expense	(71,596)	(75,679)	(310,780)	(297,019)
Equity in losses of unconsolidated real estate partnerships	(9,288)	(11,313)	(17,721)	(23,112)
(Loss) gain on dispositions of unconsolidated real estate and other, net	(2,717)	5,265	2,398	10,631

Loss before income taxes and discontinued operations	(40,739)	(47,049)	(149,266)	(180,631)

Income tax benefit	1,509	6,255	7,166	17,101

Loss from continuing operations	(39,230)	(40,794)	(142,100)	(163,530)

Income from discontinued operations, net [1]	30,656	6,582	83,936	73,906

Net loss	(8,574)	(34,212)	(58,164)	(89,624)
Noncontrolling interests:
Net (income) loss attributable to noncontrolling interests in consolidated real estate partnerships	(4,355)	11,506	257	13,301
Net income attributable to preferred noncontrolling interests in Aimco Operating Partnership	(1,671)	(1,672)	(6,683)	(4,964)
Net loss attributable to common noncontrolling interests in Aimco Operating Partnership	1,665	2,915	7,503	9,559

Total noncontrolling interests	(4,361)	12,749	1,077	17,896

Net loss attributable to Aimco	(12,935)	(21,463)	(57,087)	(71,728)
Net income attributable to Aimco preferred stockholders	(10,423)	(16,964)	(45,852)	(53,590)
Net income attributable to participating securities	(53)	—	(222)	—

Net loss attributable to Aimco common stockholders	$(23,411)	$(38,427)	$(103,161)	$(125,318)

Weighted average common shares outstanding — basic and diluted	120,433	116,683	119,312	116,369

Earnings (loss) per common share — basic and diluted:
Loss from continuing operations attributable to Aimco common stockholders	$(0.31)	$(0.35)	$(1.25)	$(1.46)
Income from discontinued operations attributable to Aimco common stockholders	0.12	0.02	0.39	0.38

Net loss attributable to Aimco common stockholders	$(0.19)	$(0.33)	$(0.86)	$(1.08)

8

Consolidated Statements of Operations (continued)

Notes to Consolidated Statements of Operations

[1] Income from discontinued operations consists of the following (in thousands):

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
Rental and other property revenues	$7,172	$26,604	$58,925	$131,677
Property operating expenses	(5,768)	(14,887)	(33,987)	(72,676)
Depreciation and amortization	(2,293)	(9,407)	(17,290)	(39,093)
Provision for operating real estate impairment losses	(4,086)	(3,411)	(15,915)	(12,961)

Operating (loss) income	(4,975)	(1,101)	(8,267)	6,947
Interest income	222	269	1,174	1,104
Interest expense	(1,327)	(4,713)	(10,565)	(22,886)

Loss before gain on dispositions of real estate and income taxes	(6,080)	(5,545)	(17,658)	(14,835)
Gain on dispositions of real estate	43,308	20,537	108,209	94,945
Income tax expense	(6,572)	(8,410)	(6,615)	(6,204)

Income from discontinued operations, net	$30,656	$6,582	$83,936	$73,906

Income from discontinued operations attributable to:
Noncontrolling interests in consolidated real estate partnerships	$(15,968)	$(4,608)	$(34,727)	$(26,061)
Noncontrolling interests in Aimco Operating Partnership	(1,060)	(133)	(3,351)	(3,207)

Total noncontrolling interests	(17,028)	(4,741)	(38,078)	(29,268)

Income from discontinued operations attributable to Aimco	$13,628	$1,841	$45,858	$44,638

9

Consolidated Balance Sheets

(in thousands) (unaudited)

	September 30,	September 30,
	December 31, 2011	December 31, 2010
ASSETS
Buildings and improvements	$6,839,678	$6,772,272
Land	2,053,975	2,040,719

Total real estate	8,893,653	8,812,991
Accumulated depreciation	(2,864,873)	(2,659,320)

Net real estate	6,028,780	6,153,671
Cash and cash equivalents	91,066	111,325
Restricted cash	186,717	199,190
Accounts receivable, net	41,796	49,855
Deferred financing costs, net	49,486	45,387
Notes receivable, net	111,205	116,726
Investment in unconsolidated real estate partnerships	47,790	59,282
Other assets	246,195	194,740
Deferred income tax assets, net	51,933	58,736
Assets held for sale	16,894	389,654

Total assets	$6,871,862	$7,378,566

LIABILITIES AND EQUITY
Non-recourse property debt	$5,172,320	$5,181,538
Accounts payable	32,607	27,323
Accrued liabilities and other	251,933	297,121
Deferred income	140,293	150,199
Security deposits	33,484	32,876
Liabilities related to assets held for sale	13,167	279,309

Total liabilities	5,643,804	5,968,366

Preferred noncontrolling interests in Aimco Operating Partnership	83,384	83,428
Preferred stock subject to repurchase agreement	—	20,000

Equity:
Perpetual Preferred Stock	657,114	657,601
Class A Common Stock	1,209	1,176
Additional paid-in capital	3,098,333	3,070,296
Accumulated other comprehensive loss	(6,860)	(2,076)
Distributions in excess of earnings	(2,841,467)	(2,680,955)

Total Aimco equity	908,329	1,046,042

Noncontrolling interests in consolidated real estate partnerships	270,666	291,458
Common noncontrolling interests in Aimco Operating Partnership	(34,321)	(30,728)

Total equity	1,144,674	1,306,772

Total liabilities and equity	$6,871,862	$7,378,566

10

Supplemental Schedule 1 (a)

Funds From Operations	(page 1 of 2)

Three Months Ended December 31, 2011 Compared to Three Months Ended December 31, 2010

(in thousands) (unaudited)

	0000000000000000	0000000000000000	0000000000000000	0000000000000000	0000000000000000	0000000000000000	0000000000000000	0000000000000000
	Three Months Ended December 31, 2011				Three Months Ended December 31, 2010
	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount
Real estate operations:
Rental and other property revenues
Conventional Same Store	$203,015	$—	$(13,846)	$189,169	$196,521	$—	$(16,412)	$180,109
Affordable Same Store	40,753	168	(9,833)	31,088	39,415	175	(9,484)	30,106

Total Same Store	243,768	168	(23,679)	220,257	235,936	175	(25,896)	210,215
Other Conventional [1]	14,278	1,617	—	15,895	16,790	1,187	(312)	17,665
Other Affordable	4,843	7,611	(9,948)	2,506	6,191	3,253	(5,576)	3,868
Property management revenues, primarily from affiliates	146	(154)	1,289	1,281	734	(215)	(971)	(452)

Total rental and other property revenues	263,035	9,242	(32,338)	239,939	259,651	4,400	(32,755)	231,296

Property operating expenses
Conventional Same Store	69,169	—	(5,093)	64,076	71,194	—	(6,380)	64,814
Affordable Same Store	17,324	120	(4,706)	12,738	17,228	99	(4,540)	12,787

Total Same Store	86,493	120	(9,799)	76,814	88,422	99	(10,920)	77,601
Other Conventional [1]	7,135	931	(1)	8,065	7,443	776	(190)	8,029
Other Affordable	2,609	4,724	(6,050)	1,283	3,801	1,864	(3,443)	2,222
Casualties	1,928	—	70	1,998	516	—	(99)	417
Property management expenses	9,620	—	—	9,620	12,817	—	—	12,817

Total property operating expenses	107,785	5,775	(15,780)	97,780	112,999	2,739	(14,652)	101,086

Net real estate operations	155,250	3,467	(16,558)	142,159	146,652	1,661	(18,103)	130,210

Amortization of deferred tax credit income	7,876	—	—	7,876	8,078	—	—	8,078
Asset management revenues	2	—	769	771	107	—	1,747	1,854
Non-recurring revenues [2]	2,011	—	4	2,015	3,237	—	90	3,327

Total asset management and tax credit revenues	9,889	—	773	10,662	11,422	—	1,837	13,259

Investment management expenses	(3,053)	—	—	(3,053)	(3,508)	—	—	(3,508)
Depreciation and amortization related to non-real estate assets	(3,182)	(1)	41	(3,142)	(3,208)	(5)	44	(3,169)
General and administrative expenses	(14,544)	(3)	237	(14,310)	(14,351)	(4)	377	(13,978)
Other expense, net	(6,082)	(301)	2,059	(4,324)	(7,760)	(1,007)	3,377	(5,390)
Interest income	2,861	18	145	3,024	3,405	(56)	626	3,975
Recovery of (provision for) losses on notes receivable	329	—	664	993	(665)	—	(1,697)	(2,362)
Interest expense	(71,596)	(2,903)	9,010	(65,489)	(75,679)	(933)	9,544	(67,068)
Gain on disposition of non-depreciable assets	—	—	—	—	807	—	—	807
Income tax benefit	1,113	—	—	1,113	6,253	—	—	6,253
Discontinued operations, net of non-FFO items	424	—	269	693	8,147	—	(3,874)	4,273
Preferred dividends and distributions	(14,037)	—	—	(14,037)	(14,346)	—	—	(14,346)
Preferred redemption related amounts	1,943	—	—	1,943	(4,290)	—	—	(4,290)
Common noncontrolling interests in Aimco Operating Partnership	(3,778)	—	—	(3,778)	(3,144)	—	—	(3,144)
Amounts allocated to participating securities	(205)	—	—	(205)	(148)	—	—	(148)

Funds From Operations	55,332	277	(3,360)	52,249	49,587	(344)	(7,869)	41,374

Preferred stock redemption related amounts	(1,943)	—	—	(1,943)	4,290	—	—	4,290
Common noncontrolling interests in Aimco Operating Partnership	132	—	—	132	(299)	—	—	(299)
Amounts allocated to participating securities	7	—	—	7	(20)	—	—	(20)

Pro Forma Funds From Operations	$53,528	$277	$(3,360)	$50,445	$53,558	$(344)	$(7,869)	$45,345

	Weighted average shares — diluted FFO			120,700	Weighted average shares — diluted FFO			117,047

	Per Share:				Per Share:
	Funds From Operations			$0.43	Funds From Operations			$0.35
	Pro Forma Funds From Operations			$0.42	Pro Forma Funds From Operations			$0.39

11

Supplemental Schedule 1 (a) (continued)

Pro Forma Funds From Operations Reconciliation to GAAP	(page 2 of 2)

Three Months Ended December 31, 2011 Compared to Three Months Ended December 31, 2010

(in thousands) (unaudited)

	0000000000000000	0000000000000000	0000000000000000	0000000000000000	0000000000000000	0000000000000000	0000000000000000	0000000000000000
	Three Months Ended December 31, 2011				Three Months Ended December 31, 2010
	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount
Pro Forma Funds From Operations	$53,528	$277	$(3,360)	$50,445	$53,558	$(344)	$(7,869)	$45,345

Adjustments related to continuing operations:
Depreciation and amortization	(97,606)	(3,224)	9,988	(90,842)	(100,452)	(961)	12,222	(89,191)
Depreciation and amortization related to non-real estate assets	3,182	1	(41)	3,142	3,208	5	(44)	3,169
Provision for operating real estate impairment losses	(4,182)	—	463	(3,719)	(65)	—	—	(65)
(Loss) gain on dispositions of and impairments related to unconsolidated entities and other, net	(2,718)	(6,342)	5,828	(3,232)	4,458	(10,013)	6,097	542
Income tax benefit on impairments related to unconsolidated entities and other	396	—	—	396	1	—	—	1

Adjustments related to discontinued operations:
Depreciation and amortization	(2,293)	—	511	(1,782)	(9,407)	—	3,385	(6,022)
Depreciation and amortization related to non-real estate assets	70	—	(6)	64	50	—	(15)	35
Provision for operating real estate impairment losses	(4,086)	—	985	(3,101)	(3,411)	—	211	(3,200)
Gain on dispositions of real estate	43,308	—	(18,723)	24,585	20,537	—	(2,481)	18,056
Income tax expense arising from disposals and impairments	(6,767)	—	—	(6,767)	(9,333)	—	—	(9,333)

Total adjustments	$(70,696)	$(9,565)	$(995)	$(81,256)	$(94,414)	$(10,969)	$19,375	$(86,008)

Common noncontrolling interests in Aimco Operating Partnership's share of adjustments	5,312	—	—	5,312	6,358	—	—	6,358
Amounts allocable to participating securities	145	—	—	145	168	—	—	168
Preferred stock redemption related gains	1,943	—	—	1,943	(4,290)	—	—	(4,290)
Equity in losses of unconsolidated real estate partnerships	(9,288)	9,288	—	—	(11,313)	11,313	—	—
Net (income) loss attributable to noncontrolling interests in consolidated real estate partnerships	(4,355)	—	4,355	—	11,506	—	(11,506)	—

Net loss attributable to Aimco common stockholders	$(23,411)	$—	$—	$(23,411)	$(38,427)	$—	$—	$(38,427)

Notes

[1]	The results for Other Conventional include four acquisition properties and three vacant properties, Lincoln Place, Pacific Bay Vistas (formerly Treetops), and Madera Vista for the periods presented.

[2]	Non-recurring revenues consisted of the following:

	September 30,	September 30,
	Three Months Ended December 31, 2011	Three Months Ended December 31, 2010
Promotes	$577	$—
Other general partner transactional fees	1,298	1,275
Tax credit syndication fees	136	1,962

Total non-recurring revenues	$2,011	$3,237

12

Supplemental Schedule 1 (b)

Funds From Operations	(page 1 of 2)
Year Ended December 31, 2011 Compared to Year Ended December 31, 2010
(in thousands) (unaudited)

	0000000000000000	0000000000000000	0000000000000000	0000000000000000	0000000000000000	0000000000000000	0000000000000000	0000000000000000
	Year Ended December 31, 2011				Year Ended December 31, 2010
	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount
Real estate operations:
Rental and other property revenues
Conventional Same Store	$800,269	$—	$(56,987)	$743,282	$778,806	$—	$(68,977)	$709,829
Affordable Same Store	161,070	661	(38,833)	122,898	154,696	678	(37,463)	117,911

Total Same Store	961,339	661	(95,820)	866,180	933,502	678	(106,440)	827,740
Other Conventional [1]	59,414	5,744	(136)	65,022	63,715	4,730	(1,408)	67,037
Other Affordable	18,976	38,797	(46,713)	11,060	20,239	10,131	(17,838)	12,532
Property management revenues, primarily from affiliates	1,194	(644)	5,613	6,163	2,775	(733)	3,532	5,574

Total rental and other property revenues	1,040,923	44,558	(137,056)	948,425	1,020,231	14,806	(122,154)	912,883

Property operating expenses
Conventional Same Store	289,241	—	(21,690)	267,551	295,079	—	(27,485)	267,594
Affordable Same Store	68,118	498	(18,202)	50,414	69,798	470	(18,250)	52,018

Total Same Store	357,359	498	(39,892)	317,965	364,877	470	(45,735)	319,612
Other Conventional [1]	29,118	3,345	(77)	32,386	28,803	3,008	(736)	31,075
Other Affordable	10,502	24,143	(28,396)	6,249	11,444	5,928	(10,094)	7,278
Casualties	11,601	(11)	(24)	11,566	7,687	21	526	8,234
Property management expenses	41,402	—	—	41,402	48,184	—	—	48,184

Total property operating expenses	449,982	27,975	(68,389)	409,568	460,995	9,427	(56,039)	414,383

Net real estate operations	590,941	16,583	(68,667)	538,857	559,236	5,379	(66,115)	498,500

Amortization of deferred tax credit income	29,080	—	—	29,080	28,819	—	—	28,819
Asset management revenues	1,507	—	3,330	4,837	528	(67)	4,518	4,979
Non-recurring revenues [2]	8,074	—	495	8,569	6,283	—	336	6,619

Total asset management and tax credit revenues	38,661	—	3,825	42,486	35,630	(67)	4,854	40,417

Investment management expenses	(10,415)	—	—	(10,415)	(14,487)	—	—	(14,487)
Depreciation and amortization related to non-real estate assets	(12,942)	(4)	159	(12,787)	(14,380)	(9)	187	(14,202)
General and administrative expenses	(50,950)	(10)	1,067	(49,893)	(53,365)	(17)	1,418	(51,964)
Other expense, net	(19,576)	(417)	7,826	(12,167)	(9,697)	(5,036)	10,725	(4,008)
Interest income	10,041	(87)	1,182	11,136	10,306	(196)	2,826	12,936
Recovery of (provision for) losses on notes receivable	509	—	(623)	(114)	(949)	—	(3,418)	(4,367)
Interest expense	(310,780)	(10,378)	41,312	(279,846)	(297,019)	(3,057)	37,752	(262,324)
Gain on disposition of non-depreciable assets	(68)	—	—	(68)	806	—	—	806
Income tax benefit	6,815	—	—	6,815	17,109	—	—	17,109
Discontinued operations, net of non-FFO items	15,744	—	(1,257)	14,487	39,170	—	(8,140)	31,030
Preferred dividends and distributions	(56,439)	—	—	(56,439)	(58,808)	—	—	(58,808)
Preferred redemption related amounts	3,904	—	—	3,904	254	—	—	254
Common noncontrolling interests in Aimco Operating Partnership	(13,364)	—	—	(13,364)	(13,171)	—	—	(13,171)
Amounts allocated to participating securities	(778)	—	—	(778)	(738)	—	—	(738)

Funds From Operations	191,303	5,687	(15,176)	181,814	199,897	(3,003)	(19,911)	176,983

Preferred stock redemption related amounts	(3,904)	—	—	(3,904)	(254)	—	—	(254)
Common noncontrolling interests in Aimco Operating Partnership	266	—	—	266	18	—	—	18
Amounts allocated to participating securities	16	—	—	16	1	—	—	1

Pro Forma Funds From Operations	$187,681	$5,687	$(15,176)	$178,192	$199,662	$(3,003)	$(19,911)	$176,748

	Weighted average shares — diluted FFO			119,626	Weighted average shares — diluted FFO			116,693

	Per Share:				Per Share:
	Funds From Operations			$1.52	Funds From Operations			$1.52
	Pro Forma Funds From Operations			$1.49	Pro Forma Funds From Operations			$1.51

13

Supplemental Schedule 1 (b) (continued)

Pro Forma Funds From Operations Reconciliation to GAAP	(page 2 of 2)
Year Ended December 31, 2011 Compared to Year Ended December 31, 2010
(in thousands) (unaudited)

	0000000000000000	0000000000000000	0000000000000000	0000000000000000	0000000000000000	0000000000000000	0000000000000000	0000000000000000
	Year Ended December 31, 2011				Year Ended December 31, 2010
	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount
Pro Forma Funds From Operations	$187,681	$5,687	$(15,176)	$178,192	$199,662	$(3,003)	$(19,911)	$176,748

Adjustments related to continuing operations:
Depreciation and amortization	(378,043)	(13,006)	42,799	(348,250)	(397,740)	(5,564)	44,897	(358,407)
Depreciation and amortization related to non-real estate assets	12,942	4	(159)	12,787	14,380	9	(187)	14,202
Provision for operating real estate impairment losses	(4,331)	—	463	(3,868)	(65)	—	—	(65)
Gain on dispositions of and impairments related to unconsolidated entities and other, net	2,465	(10,406)	5,706	(2,235)	9,825	(14,554)	3,887	(842)
Income tax benefit (expense) on impairments or gains related to unconsolidated entities and other	351	—	—	351	(8)	—	—	(8)

Adjustments related to discontinued operations:
Depreciation and amortization	(17,290)	—	3,591	(13,699)	(39,093)	—	9,948	(29,145)
Depreciation and amortization related to non-real estate assets	178	—	(36)	142	229	—	(43)	186
Provision for operating real estate impairment losses	(15,915)	—	3,555	(12,360)	(12,961)	—	1,110	(11,851)
Gain on dispositions of real estate	108,209	—	(40,486)	67,723	94,945	—	(26,400)	68,545
Income tax expense arising from disposals and impairments	(6,990)	—	—	(6,990)	(8,385)	—	—	(8,385)

Total adjustments	$(298,424)	$(23,408)	$15,433	$(306,399)	$(338,873)	$(20,109)	$33,212	$(325,770)

Common noncontrolling interests in Aimco Operating Partnership’s share of adjustments	20,602	—	—	20,602	22,713	—	—	22,713
Amounts allocable to participating securities	540	—	—	540	737	—	—	737
Preferred stock redemption related gains	3,904	—	—	3,904	254	—	—	254
Equity in losses of unconsolidated real estate partnerships	(17,721)	17,721	—	—	(23,112)	23,112	—	—

Net loss attributable to noncontrolling interests in consolidated real estate partnerships	257	—	(257)	—	13,301	—	(13,301)	—

Net loss attributable to Aimco common stockholders	$(103,161)	$—	$—	$(103,161)	$(125,318)	$—	$—	$(125,318)

Notes

[1]	The results for Other Conventional include four acquisition properties and three vacant properties, Lincoln Place, Pacific Bay Vistas (formerly Treetops), and Madera Vista for the periods presented.

[2]	Non-recurring revenues consisted of the following:

	September 30,	September 30,
	Year Ended December 31, 2011	Year Ended December 31, 2010
Promotes	$577	$2,727
Other general partner transactional fees	6,073	3,767
Tax credit syndication fees	1,424	(211)

Total non-recurring revenues	$8,074	$6,283

14

Supplemental Schedule 2

Portfolio Summary

As of December 31, 2011

(unaudited)

	0000000000000000	0000000000000000	0000000000000000	0000000000000000
	Number of	Number of	Effective	Average
	Properties	Units	Units	Ownership
Owned Real Estate Portfolio:
Conventional Same Store	161	56,731	53,120	94%
Affordable Same Store	122	15,639	11,431	73%

Total Same Store	283	72,370	64,551	89%

Conventional Redevelopment [1]	4	1,502	1,502	100%
Conventional Acquisition	4	142	72	51%
Other Conventional	28	4,159	3,310	80%
Other Affordable	50	4,973	808	16%
Conventional Held for Sale	1	300	300	100%

Total owned real estate portfolio	370	83,446	70,543	85%

Total Conventional owned real estate portfolio	198	62,834	58,304	93%

Total Affordable owned real estate portfolio	172	20,612	12,239	59%

Fee-Managed Portfolio:
Property-Managed for third parties	1	64
Asset-Managed	147	10,184

Total fee-managed portfolio	148	10,248

Total Portfolio	518	93,694

[1]

At December 31, 2011 Aimco's Conventional Redevelopment portfolio included three vacant properties, Lincoln Place, Pacific Bay Vistas (formerly Treetops) and Madera Vista, and one partially occupied property, Plantation Gardens.

15

Supplemental Schedule 3

Net Asset Value Supplemental Information	(page 1 of 2)
(in thousands) (unaudited)

One measure of stockholder value is Net Asset Value (NAV), which is the estimated fair value of assets, net of debt and preferred equity. The information provided below is intended to assist users of Aimco's financial information in making their own estimates of Aimco's NAV. See the following page for notes to the supplemental information provided below.

Trailing Twelve Month Net Operating Income Data

	September 30,	September 30,	September 30,
	Proportionate Property Net Operating Income
	Conventional Same Store and Other [1]	Affordable	Total
Rental and other property revenues	$808,304	$133,958	$942,262
Property operating expenses	(299,937)	(56,663)	(356,600)

Property NOI	508,367	77,295	585,662

Assumed property management fee (3.0% of revenues)	(24,249)	(4,019)	(28,268)

Property NOI net of assumed property management fee	$484,118	$73,276	$557,394

Proportionate Balance Sheet Data

As of December 31, 2011

	XXXXXX	XXXXXX	XXXXXX	XXXXXX
	Consolidated GAAP Balance Sheet	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Balance Sheet
Assets
Real estate	$8,893,653	$79,397	$(745,900)	$8,227,150
Accumulated depreciation	(2,864,873)	(18,529)	238,514	(2,644,888)

Net real estate [2]	6,028,780	60,868	(507,386)	5,582,262

Cash and cash equivalents	91,066	1,025	(36,973)	55,118
Restricted cash	186,717	3,501	(22,645)	167,573
Accounts receivable, net	41,796	130	(5,028)	36,898
Notes receivable, net	111,205	—	(1,367)	109,838
Investment in unconsolidated real estate partnerships [3]	47,790	(11,829)	(33,123)	2,838
Deferred financing costs, net [4]	49,486	440	(6,273)	43,653
Goodwill [4]	61,948	—	—	61,948
Investment in management contracts [4]	566	—	—	566
Other assets [5]	235,614	200	18,406	254,220
Assets held for sale	16,894	—	844	17,738

Total assets	$6,871,862	$54,335	$(593,545)	$6,332,652

Liabilities and Equity
Non-recourse property debt	$5,172,320	$40,378	$(482,582)	$4,730,116
Deferred income [6]	140,293	72	—	140,365
Other liabilities	318,024	13,885	(66,946)	264,963
Liabilities related to assets held for sale	13,167	—	—	13,167

Total liabilities	5,643,804	54,335	(549,528)	5,148,611

Preferred noncontrolling interests in Aimco Operating Partnership [7]	83,384	—	—	83,384
Perpetual preferred stock [7]	657,114	—	—	657,114
Other Aimco equity	251,215	—	226,650	477,865
Noncontrolling interests in consolidated real estate partnerships	270,666	—	(270,666)	—
Common noncontrolling interests in Aimco Operating Partnership	(34,321)	—	—	(34,321)

Total liabilities and equity	$6,871,862	$54,335	$(593,545)	$6,332,652

16

Supplemental Schedule 3 (continued)	(page 2 of 2)

Net Asset Value Supplemental Information

(in thousands) (unaudited)

[1]

Proportionate Property Net Operating amounts for Other Conventional include the results of Lincoln Place and Pacific Bay Vistas, two redevelopment properties that were vacant during the period presented, and the results of Madera Vista, a vacant redevelopment property acquired during the third quarter 2011.

[2]

Net real estate includes three vacant redevelopment properties, Lincoln Place, Pacific Bay Vistas and Madera Vista, that have December 31, 2011 net book values of $253.1 million in total. Aimco refers to these properties collectively as part of its redevelopment pipeline.

[3]

Aimco’s internal NAV estimate is computed based on Aimco’s share of NOI and as such takes into account Aimco’s share of NOI attributable to unconsolidated partnerships. For this reason, investment in unconsolidated real estate partnerships is excluded from non-real estate assets in Aimco’s internal NAV computation.

[4]

Deferred financing costs, goodwill and investment in management contracts represent non-tangible assets for which cash has already been paid by Aimco. As such, these amounts are excluded from Aimco’s internal NAV computation.

[5]

Includes notes receivable from consolidated partnerships that are eliminated in the consolidated balance sheet. The noncontrolling partners’ share of amounts payable to Aimco pursuant to those notes is added to the GAAP-based amounts to arrive at the proportionate balance presented.

[6]

Deferred income includes $91.5 million of unamortized cash contributions received by Aimco in exchange for the sale of tax credit and related tax benefits. These cash contributions are deferred upon receipt and amortized into earnings in future periods as Aimco delivers the tax credits and related benefits to the investors. Certain of Aimco’s tax credit arrangements provide for contributions to be made in installments, which contributions are not reflected in Aimco’s consolidated financial statements until such time as the contributions are received.

Deferred income and the future earnings associated with the deferred income are excluded from Aimco’s internal estimates of NAV. However, amortization of deferred tax credit income is included in net income and, as such, FFO. Projected amortization of deferred tax credit contributions received and to be received is presented below.

September 30,
December 31, 2011
Deferred tax credit income balance	$91,485
Contributions to be received in the future	62,172

Total to be amortized	$153,657

	September 30,	September 30,	September 30,
	Amortization of Deferred Income	Estimated Income Taxes	Projected Income, net of tax
Year Ending December 31,
2012	$28,176	$(10,989)	$17,187
2013	27,710	(10,807)	16,903
2014	26,718	(10,420)	16,298
2015	22,753	(8,874)	13,879
2016	17,518	(6,832)	10,686
Thereafter	30,782	(12,004)	18,778

Total	$153,657	$(59,926)	$93,731

[7]

Aimco’s internal NAV computation includes Preferred noncontrolling interests in Aimco Operating Partnership and Perpetual preferred stock as a reduction of NAV attributable to Aimco common stockholders. See Schedule 5.

17

Supplemental Schedule 4

Non-recourse Property Debt Information	(page 1 of 2)
As of December 31, 2011
(dollars in thousands) (unaudited)

Property Debt Balances and Characteristics

	XXXXXXXX	XXXXXXXX	XXXXXXXX	XXXXXXXX	XXXXXXXX	XXXXXXXX
Debt	Consolidated	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Total Aimco Share	Weighted Average Maturity (years)	Weighted Average Rate

Conventional Portfolio:
Fixed rate loans payable [1]	$4,341,566	$—	$(275,302)	$4,066,264	7.2	5.80%

Fixed rate tax-exempt bonds	24,080	—	(3,338)	20,742	2.5	6.14%
Floating rate tax-exempt bonds	109,814	—	(5,278)	104,536	8.9	0.65%

Total property tax-exempt bond financing	133,894	—	(8,616)	125,278	7.8	1.63%

Total Conventional portfolio	4,475,460	—	(283,918)	4,191,542	7.2	5.68%

Affordable Portfolio:
Fixed rate loans payable	454,485	40,378	(153,031)	341,832	12.5	4.67%
Floating rate loans payable	41,136	—	(20,573)	20,563	6.8	3.21%

Total property loans payable	495,621	40,378	(173,604)	362,395	12.0	4.55%

Fixed rate tax-exempt bonds	132,033	—	(25,060)	106,973	24.2	4.54%
Floating rate tax-exempt bonds [2]	69,206	—	—	69,206	0.3	2.61%

Total property tax-exempt bond financing	201,239	—	(25,060)	176,179	16.0	3.87%

Total Affordable portfolio	696,860	40,378	(198,664)	538,574	13.2	4.36%

Total non-recourse property debt	$5,172,320	$40,378	$(482,582)	4,730,116	8.0	5.50%

[1]

During June 2011, $673.8 million (original principal amount) of fixed rate loans payable were securitized and Aimco purchased for $51.5 million the first loss and two mezzanine positions in the trust that holds these loans. The investments, which have a face value of $100.9 million, are presented in other assets on Aimco’s consolidated balance sheet. The weighted average interest rate on the securitized loans payable of 5.49% is reflected in the table above. The effective rate, after adjustment for the estimated interest on the investments in the securitization trust, is 5.19%.

[2]

Floating rate debt presented above includes $75.0 million of fixed rate debt that is effectively converted to floating rates using total rate of return swaps. At December 31, 2011, the carrying amount of this debt totaled $69.2 million, after recognition of changes in the debt’s fair value.

Aimco Share Property Debt

	September 30,	September 30,
	Amount	% of Total
Fixed rate property debt	$4,535,811	95.9%
Floating rate tax-exempt bonds	173,742	3.7%
Floating rate loans payable	20,563	0.4%

Total	$4,730,116

	September 30,	September 30,	September 30,	September 30,	September 30,
				Maturities as a Percent	Average Rate on
	Amortization	Maturities	Total	of Total Debt	Maturing Debt
2012 Q1	$19,643	$2,944	$22,587	0.06%
2012 Q2 [3]	21,114	79,409	100,523	1.68%	2.73%
2012 Q3	20,635	90,183	110,818	1.91%	6.07%
2012 Q4	21,209	951	22,160	0.02%	0.18%

Total 2012	82,601	173,487	256,088	3.67%	4.37%

2013 Q1	$20,664	$77,256	$97,920	1.63%	5.10%
2013 Q2	21,280	23,487	44,767	0.50%	5.36%
2013 Q3	20,824	124,289	145,113	2.63%	4.96%
2013 Q4	21,213	68,921	90,134	1.46%	6.89%

Total 2013	83,981	293,953	377,934	6.21%	5.49%

2014	83,241	222,624	305,865	4.71%	5.50%
2015	83,775	185,713	269,488	3.93%	4.83%
2016	80,974	379,250	460,224	8.02%	5.65%
2017	73,939	452,681	526,620	9.57%	5.92%
2018	68,898	210,849	279,747	4.46%	4.67%
2019	64,217	451,441	515,658	9.54%	5.98%
2020	55,783	388,266	444,049	8.21%	6.44%
2021 [4]	35,952	698,192	734,144	14.76%	5.69%
Thereafter	271,423	288,876	560,299	6.11%	4.38%

Total	$984,784	$3,745,332	$4,730,116

[3]

Q2 2012 maturities include approximately $75.0 million of debt ($69.2 million at carrying amount) subject to total return swaps for which the swap maturity dates are in 2012 and the related debt maturities are beyond 2012. In the event Aimco is unable refinance the debt to which these swaps relate prior to the swap maturity dates, Aimco would have to pay a termination payment (currently $5.8 million) to the counterparties.

[4]

2021 maturities include $100.9 million that will effectively repay Aimco’s first loss and mezzanine positions in the securitization discussed in Note 1 above. After consideration of the repayment of these investments, Aimco’s net effective maturities exposure for 2021 is $597.3 million, or 12.9% of maturities as a percentage of total debt.

18

Supplemental Schedule 4 (continued)

Non-recourse Property Debt Information	(page 2 of 2)
As of December 31, 2011
(in millions) (unaudited)

Year-to-Date Property Loan Closings (Aimco Share)

	September 30,	September 30,	September 30,	September 30,	September 30,
	Loan	New	Net
	Amount	Loan	(Repayment)	Prior	New
Original Loan Maturity Year	Refinanced	Amount [1]	Proceeds [2]	Rate	Rate [3]

2011 [4]	$98.7	$89.3	$(9.8)	5.76%	3.75%
2012 [5][6]	234.6	246.0	9.0	1.94%	4.92%
2013 [6]	13.1	23.7	13.4	4.98%	5.54%
2014 [4][6]	124.4	121.5	(7.9)	5.74%	4.83%
2015 [4][6]	172.7	166.4	(18.7)	5.94%	5.44%
2016 [6]	35.5	47.1	10.6	5.57%	4.94%
2018	1.3	7.3	5.8	7.00%	2.97%
2020	4.3	7.3	2.0	7.90%	4.99%
2036	7.1	12.0	5.3	6.48%	4.47%
2038	14.4	17.5	3.1	5.98%	4.47%
2040	45.7	46.5	0.2	6.88%	4.15%
New loans	—	42.1	35.2	—	4.37%

Totals	$751.8	$826.7	$48.2	4.67%	4.80%

Net Change in Leverage from Refinancings		$74.9
Non-refinancing Loan Repayments		(8.6)
Principal Amortization		(78.4)
Aimco’s FREMF 2011 K-AIV Investments [6]		(51.5)
Repurchase of Series A Community Investment Act Preferred Stock		(20.0)

Net Decrease in Leverage After Trust Investments and Preferred Stock Repurchase		$(83.6)

[1]	New loans typically have terms ranging from 7 to 10 years.

[2]	Net (Repayment) Proceeds is (inclusive of) after transaction costs, prepayment penalties and payment of distributions to noncontrolling partners.

[3]	The interest rates on all New Loans closed during the period are fixed.

[4]	As part of Aimco’s leverage strategy, Aimco reduced the sizing of these loans, resulting in net repayments in connection with the refinancing transactions.

[5]	$186.3 million of the Original Loans had a variable interest rate indexed to SIFMA, which was significantly less than the corresponding New Loans’ fixed rates.

[6]

In June 2011, Freddie Mac securitized $673.8 million (original principal amount) of Aimco’s fixed rate loans payable and Aimco purchased for $51.5 million the first loss and two mezzanine positions in the FREMF 2011 K-AIV securitization trust that holds these loans. The investments, which have a face value of $100.9 million, are presented in other assets on Aimco’s consolidated balance sheet. The effective deleveraging during the year ended December 31, 2011 resulting from these investments is reflected in the Net Decrease in Leverage shown above. The weighted average interest rate on the securitized loans payable of 5.49% is reflected in the table above. The effective rate, after adjustment for the estimated interest on the investments in the securitization trust, is 5.19%.

Debt Ratios

	September 30,	September 30,
	Amount	Covenant
EBITDA coverage of interest	2.18:1	n/a
EBITDA coverage of interest and preferred dividends	1.78:1	n/a
Debt service coverage ratio [1]	1.61:1	1.40:1
Fixed charge coverage ratio [1]	1.37:1	1.20:1

[1]	The Debt service and fixed charge coverage ratio covenants will increase to 1.50:1 and 1.30:1, respectively, for the first quarter 2012.

Credit Ratings

Moody’s Investor Service	Corporate Family Rating	Ba1 (stable outlook)
Standard and Poor's	Corporate Credit Rating	BB+ (stable)

19

Supplemental Schedule 5

Share Data

(in thousands) (unaudited)

Preferred Securities

	September 30,	September 30,	September 30,	September 30,
	Shares/Units Outstanding as of December 31, 2011	Date First Available for Redemption by Aimco	Coupon	Amount
Perpetual Preferred Stock:
Class T	6,000	7/31/2008	8.000%	$150,000
Class U	12,000	3/24/2009	7.750%	300,000
Class V	2,588	9/29/2009	8.000%	64,688
Class Y	3,450	12/21/2009	7.875%	86,250
Class Z	869	7/29/2016	7.000%	21,729
Series A Community Reinvestment Act [1]	—	6/30/2011	1.620%	37,000

Total perpetual preferred stock				659,667

Preferred Partnership Units [2]	3,061		8.096%	82,515

Total outstanding preferred securities				$742,182

Common Stock, Partnership Units and Equivalents

	September 30,	September 30,	September 30,	September 30,	September 30,
	As of December 31, 2011	Three Months Ended December 31, 2011		Year Ended December 31, 2011
		EPS	FFO	EPS	FFO
Class A Common Stock outstanding	120,433	120,433	120,433	119,312	119,312
Dilutive securities:
Options and restricted stock	481	—	267	—	314

Total shares and dilutive share equivalents	120,914	120,433	120,700	119,312	119,626

Common Partnership Units and equivalents [3]	8,237

Total shares, units and dilutive share equivalents	129,151

Notes

[1]

Represents 74 shares at a liquidation preference per share of $500,000. The dividend rate is a variable rate per annum equal to the Three-Month LIBOR Rate plus 1.25%, calculated as of the beginning of each quarterly period.

[2]	Coupon is based on a weighted average of all outstanding series of Preferred Partnership Units.

[3]

Includes the Aimco Operating Partnership’s common OP Units and Class I High Performance Units, which are included in noncontrolling interests in Aimco Operating Partnership in our consolidated financial statements and Schedule 1.

20

Supplemental Schedule 6(a)

Conventional Same Store Operating Results

Fourth Quarter 2011 Compared to Fourth Quarter 2010

(in thousands, except site and unit data) (unaudited)

	00000000	00000000	00000000	00000000	00000000	00000000	00000000	00000000	00000000	00000000	00000000	00000000	00000000	00000000	00000000	00000000	00000000
			Effective	Revenue			Expenses			Net Operating Income			Operating Margin	Average Daily Occupancy During Period		Average Rental Rates During Period
	Properties	Units	Units	4Q 2011	4Q 2010	Growth	4Q 2011	4Q 2010	Growth	4Q 2011	4Q 2010	Growth	4Q 2011	4Q 2011	4Q 2010	4Q 2011	4Q 2010
Target Markets
Los Angeles	13	3,949	3,297	$19,361	$18,849	2.7%	$5,748	$5,940	-3.2%	$13,613	$12,909	5.5%	70.3%	95.9%	97.3%	$2,050	$1,974
Orange County	4	1,213	1,143	5,681	5,395	5.3%	1,772	1,978	-10.4%	3,909	3,417	14.4%	68.8%	96.9%	95.7%	1,562	1,517
San Diego	6	2,144	2,073	8,355	8,149	2.5%	2,373	2,479	-4.3%	5,982	5,670	5.5%	71.6%	94.7%	96.1%	1,275	1,229

Southern CA Total	23	7,306	6,513	33,397	32,393	3.1%	9,893	10,397	-4.8%	23,504	21,996	6.9%	70.4%	95.7%	96.7%	1,743	1,682
East Bay	2	413	353	1,500	1,385	8.3%	574	597	-3.9%	926	788	17.5%	61.7%	97.4%	96.9%	1,297	1,211
San Jose	1	224	224	1,107	1,036	6.9%	183	422	-56.6%	924	614	50.5%	83.5%	95.7%	97.7%	1,595	1,451
San Francisco	5	774	774	4,038	3,715	8.7%	1,404	1,436	-2.2%	2,634	2,279	15.6%	65.2%	97.2%	97.6%	1,613	1,487

Northern CA Total	8	1,411	1,351	6,645	6,136	8.3%	2,161	2,455	-12.0%	4,484	3,681	21.8%	67.5%	97.0%	97.4%	1,517	1,401

Seattle	2	239	200	940	1,005	-6.5%	335	345	-2.9%	605	660	-8.3%	64.4%	95.7%	96.5%	1,417	1,478

Pacific Total	33	8,956	8,064	40,982	39,534	3.7%	12,389	13,197	-6.1%	28,593	26,337	8.6%	69.8%	95.9%	96.8%	1,698	1,632

Suburban New York — New Jersey	2	1,162	944	3,854	3,519	9.5%	1,282	1,280	0.2%	2,572	2,239	14.9%	66.7%	96.7%	94.5%	1,224	1,179
Washington — NoVa — MD	15	6,711	6,616	26,718	25,417	5.1%	7,916	7,702	2.8%	18,802	17,715	6.1%	70.4%	96.3%	97.4%	1,293	1,216
Boston	9	3,068	3,068	11,100	10,699	3.7%	4,087	3,915	4.4%	7,013	6,784	3.4%	63.2%	95.4%	96.6%	1,180	1,135
Philadelphia	7	3,888	3,664	15,689	15,077	4.1%	5,804	5,653	2.7%	9,885	9,424	4.9%	63.0%	95.8%	96.7%	1,284	1,226

Northeast Total	33	14,829	14,292	57,361	54,712	4.8%	19,089	18,550	2.9%	38,272	36,162	5.8%	66.7%	96.0%	96.8%	1,262	1,199

Miami	5	2,471	2,460	12,760	12,381	3.1%	4,050	3,838	5.5%	8,710	8,543	2.0%	68.3%	97.2%	98.3%	1,599	1,544
Palm Beach — Fort Lauderdale	2	704	704	1,860	1,817	2.4%	898	898	0.0%	962	919	4.7%	51.7%	94.6%	95.1%	819	812
Orlando	5	1,481	1,481	3,568	3,383	5.5%	1,493	1,592	-6.2%	2,075	1,791	15.9%	58.2%	94.7%	94.7%	745	714
Tampa	5	1,455	1,388	3,288	3,259	0.9%	1,357	1,383	-1.9%	1,931	1,876	2.9%	58.7%	94.7%	96.9%	716	701
Jacksonville	4	1,643	1,643	4,215	4,093	3.0%	1,905	1,805	5.5%	2,310	2,288	1.0%	54.8%	95.7%	97.5%	786	759

Florida Total	21	7,754	7,676	25,691	24,933	3.0%	9,703	9,516	2.0%	15,988	15,417	3.7%	62.2%	95.7%	96.9%	1,031	998
Houston	5	2,237	1,873	4,170	4,124	1.1%	1,772	1,825	-2.9%	2,398	2,299	4.3%	57.5%	91.8%	92.4%	701	701
Denver	8	2,177	1,775	5,728	5,649	1.4%	1,762	2,043	-13.8%	3,966	3,606	10.0%	69.2%	96.6%	98.2%	911	851
Phoenix	12	3,017	2,605	5,910	5,597	5.6%	2,319	2,285	1.5%	3,591	3,312	8.4%	60.8%	95.9%	97.6%	677	633
Dallas — Fort Worth	1	368	368	924	922	0.2%	383	442	-13.3%	541	480	12.7%	58.5%	94.1%	97.6%	777	746
Atlanta	5	1,295	1,125	3,347	3,093	8.2%	1,344	1,218	10.3%	2,003	1,875	6.8%	59.8%	97.3%	97.3%	916	864

Sunbelt Total	52	16,848	15,421	45,770	44,318	3.3%	17,283	17,329	-0.3%	28,487	26,989	5.6%	62.2%	95.4%	96.6%	895	859

Chicago	13	3,993	3,832	14,434	14,268	1.2%	4,914	5,262	-6.6%	9,520	9,006	5.7%	66.0%	94.3%	97.3%	1,174	1,126

Total Target Markets	131	44,626	41,609	158,547	152,832	3.7%	53,675	54,338	-1.2%	104,872	98,494	6.5%	66.1%	95.6%	96.8%	1,204	1,151

Other
Baltimore	5	1,180	993	3,444	3,351	2.8%	1,271	1,189	6.9%	2,173	2,162	0.5%	63.1%	94.5%	97.9%	1,112	1,042
Nashville	4	1,114	865	2,504	2,379	5.3%	921	926	-0.5%	1,583	1,453	8.9%	63.2%	95.4%	95.4%	875	840
Norfolk — Richmond	6	1,643	1,564	4,787	4,769	0.4%	1,450	1,414	2.5%	3,337	3,355	-0.5%	69.7%	94.7%	95.9%	953	937
Other Markets	15	8,168	8,088	20,007	19,841	0.8%	8,248	8,378	-1.6%	11,759	11,463	2.6%	58.8%	94.1%	96.8%	750	730

Total Other	30	12,105	11,511	30,742	30,340	1.3%	11,890	11,907	-0.1%	18,852	18,433	2.3%	61.3%	94.3%	96.7%	825	799

CONVENTIONAL SAME STORE SALES TOTALS	161	56,731	53,120	$189,289	$183,172	3.3%	$65,565	$66,245	-1.0%	$123,724	$116,927	5.8%	65.4%	95.3%	96.8%	$1,124	$1,076

21

Supplemental Schedule 6(b)

Conventional Same Store Operating Results

Fourth Quarter 2011 Compared to Third Quarter 2011

(in thousands, except site and unit data) (unaudited)

	000000	000000	000000	000000	000000	000000	000000	000000	000000	000000	000000	000000	000000	000000	000000	000000	000000
			Effective	Revenue			Expenses			Net Operating Income			Operating Margin	Average Daily Occupancy During Period		Average Rental Rates During Period
	Properties	Units	Units	4Q 2011	3Q 2011	Growth	4Q 2011	3Q 2011	Growth	4Q 2011	3Q 2011	Growth	3Q 2011	4Q 2011	3Q 2011	4Q 2011	3Q 2011
Target Markets
Los Angeles	13	3,949	3,297	$19,361	$19,341	0.1%	$5,748	$5,493	4.6%	$13,613	$13,848	-1.7%	70.3%	95.9%	96.5%	$2,050	$2,030
Orange County	4	1,213	1,143	5,681	5,636	0.8%	1,772	1,797	-1.4%	3,909	3,839	1.8%	68.8%	96.9%	97.0%	1,562	1,550
San Diego	6	2,144	2,073	8,355	8,346	0.1%	2,373	2,518	-5.8%	5,982	5,828	2.6%	71.6%	94.7%	95.6%	1,275	1,247

Southern CA Total	23	7,306	6,513	33,397	33,323	0.2%	9,893	9,808	0.9%	23,504	23,515	0.0%	70.4%	95.7%	96.3%	1,743	1,721
East Bay	2	413	353	1,500	1,470	2.0%	574	504	13.9%	926	966	-4.1%	61.7%	97.4%	97.3%	1,297	1,264
San Jose	1	224	224	1,107	1,078	2.7%	183	249	-26.5%	924	829	11.5%	83.5%	95.7%	95.5%	1,595	1,540
San Francisco	5	774	774	4,038	3,964	1.9%	1,404	1,314	6.8%	2,634	2,650	-0.6%	65.2%	97.2%	96.5%	1,613	1,574

Northern CA Total	8	1,411	1,351	6,645	6,512	2.0%	2,161	2,067	4.5%	4,484	4,445	0.9%	67.5%	97.0%	96.6%	1,517	1,477
Seattle	2	239	200	940	958	-1.9%	335	366	-8.5%	605	592	2.2%	64.4%	95.7%	94.7%	1,417	1,415

Pacific Total	33	8,956	8,064	40,982	40,793	0.5%	12,389	12,241	1.2%	28,593	28,552	0.1%	69.8%	95.9%	96.3%	1,698	1,675

Suburban New York — New Jersey	2	1,162	944	3,854	3,687	4.5%	1,282	1,398	-8.3%	2,572	2,289	12.4%	66.7%	96.7%	95.3%	1,224	1,188
Washington — NoVa — MD	15	6,711	6,616	26,718	26,603	0.4%	7,916	9,282	-14.7%	18,802	17,321	8.6%	70.4%	96.3%	96.2%	1,293	1,276
Boston	9	3,068	3,068	11,100	11,081	0.2%	4,087	4,228	-3.3%	7,013	6,853	2.3%	63.2%	95.4%	96.8%	1,180	1,156
Philadelphia	7	3,888	3,664	15,689	15,254	2.9%	5,804	6,509	-10.8%	9,885	8,745	13.0%	63.0%	95.8%	94.5%	1,284	1,260

Northeast Total	33	14,829	14,292	57,361	56,625	1.3%	19,089	21,417	-10.9%	38,272	35,208	8.7%	66.7%	96.0%	95.8%	1,262	1,240

Miami	5	2,471	2,460	12,760	12,595	1.3%	4,050	4,920	-17.7%	8,710	7,675	13.5%	68.3%	97.2%	96.1%	1,599	1,579
Palm Beach — Fort Lauderdale	2	704	704	1,860	1,820	2.2%	898	854	5.2%	962	966	-0.4%	51.7%	94.6%	94.9%	819	806
Orlando	5	1,481	1,481	3,568	3,531	1.0%	1,493	1,605	-7.0%	2,075	1,926	7.7%	58.2%	94.7%	95.7%	745	713
Tampa	5	1,455	1,388	3,288	3,277	0.3%	1,357	1,452	-6.5%	1,931	1,825	5.8%	58.7%	94.7%	94.7%	716	707
Jacksonville	4	1,643	1,643	4,215	4,207	0.2%	1,905	2,033	-6.3%	2,310	2,174	6.3%	54.8%	95.7%	95.0%	786	772

Florida Total	21	7,754	7,676	25,691	25,430	1.0%	9,703	10,864	-10.7%	15,988	14,566	9.8%	62.2%	95.7%	95.4%	1,031	1,011
Houston	5	2,237	1,873	4,170	4,179	-0.2%	1,772	1,878	-5.6%	2,398	2,301	4.2%	57.5%	91.8%	92.0%	701	696
Denver	8	2,177	1,775	5,728	5,859	-2.2%	1,762	1,967	-10.4%	3,966	3,892	1.9%	69.2%	96.6%	97.1%	911	894
Phoenix	12	3,017	2,605	5,910	5,865	0.8%	2,319	2,464	-5.9%	3,591	3,401	5.6%	60.8%	95.9%	95.2%	677	663
Dallas — Fort Worth	1	368	368	924	917	0.8%	383	458	-16.4%	541	459	17.9%	58.5%	94.1%	93.0%	777	771
Atlanta	5	1,295	1,125	3,347	3,226	3.8%	1,344	899	49.5%	2,003	2,327	-13.9%	59.8%	97.3%	96.0%	916	894

Sunbelt Total	52	16,848	15,421	45,770	45,476	0.6%	17,283	18,530	-6.7%	28,487	26,946	5.7%	62.2%	95.4%	95.1%	895	879

Chicago	13	3,993	3,832	14,434	14,207	1.6%	4,914	5,391	-8.8%	9,520	8,816	8.0%	66.0%	94.3%	93.8%	1,174	1,156

Total Target Markets	131	44,626	41,609	158,547	157,101	0.9%	53,675	57,579	-6.8%	104,872	99,522	5.4%	66.1%	95.6%	95.5%	1,204	1,184

Other
Baltimore	5	1,180	993	3,444	3,309	4.1%	1,271	1,398	-9.1%	2,173	1,911	13.7%	63.1%	94.5%	92.4%	1,112	1,091
Nashville	4	1,114	865	2,504	2,483	0.8%	921	1,017	-9.4%	1,583	1,466	8.0%	63.2%	95.4%	95.8%	875	863
Norfolk — Richmond	6	1,643	1,564	4,787	4,821	-0.7%	1,450	1,586	-8.6%	3,337	3,235	3.2%	69.7%	94.7%	96.5%	953	940
Other Markets	15	8,168	8,088	20,007	19,992	0.1%	8,248	8,581	-3.9%	11,759	11,411	3.0%	58.8%	94.1%	93.6%	750	752

Total Other	30	12,105	11,511	30,742	30,605	0.4%	11,890	12,582	-5.5%	18,852	18,023	4.6%	61.3%	94.3%	94.1%	825	821

CONVENTIONAL SAME STORE SALES TOTALS	161	56,731	53,120	$189,289	$187,706	0.8%	$65,565	$70,161	-6.6%	$123,724	$117,545	5.3%	65.4%	95.3%	95.2%	$1,124	$1,108

22

Supplemental Schedule 6(c)

Conventional Same Store Operating Results

Year Ended December 31, 2011 Compared to Year Ended December 31, 2010

(in thousands, except site and unit data) (unaudited)

	00000	00000	00000	00000	00000	00000	00000	00000	00000	00000	00000	00000	00000	00000	00000	00000	00000
			Effective	Revenue			Expenses			Net Operating Income			Operating Margin	Average Daily Occupancy During Period		Average Rental Rates During Period
	Properties	Units	Units	2011	2010	Growth	2011	2010	Growth	2011	2010	Growth	2011	2011	2010	2011	2010
Target Markets
Los Angeles	13	3,949	3,297	$76,434	$75,392	1.4%	$22,629	$23,772	-4.8%	$53,805	$51,620	4.2%	70.4%	96.4%	96.6%	$2,012	$1,987
Orange County	4	1,213	1,143	22,295	21,472	3.8%	6,891	7,368	-6.5%	15,404	14,104	9.2%	69.1%	97.1%	96.1%	1,536	1,506
San Diego	6	2,144	2,073	32,868	31,650	3.8%	9,389	9,643	-2.6%	23,479	22,007	6.7%	71.4%	95.4%	95.7%	1,242	1,204

Southern CA Total	23	7,306	6,513	131,597	128,514	2.4%	38,909	40,783	-4.6%	92,688	87,731	5.7%	70.4%	96.2%	96.3%	1,708	1,679
East Bay	2	413	353	5,835	5,558	5.0%	2,174	2,375	-8.5%	3,661	3,183	15.0%	62.7%	97.6%	97.3%	1,255	1,200
San Jose	1	224	224	4,321	4,155	4.0%	1,247	1,697	-26.5%	3,074	2,458	25.1%	71.1%	96.7%	97.6%	1,524	1,472
San Francisco	5	774	774	15,532	14,551	6.7%	5,235	5,583	-6.2%	10,297	8,968	14.8%	66.3%	97.0%	97.3%	1,551	1,471

Northern CA Total	8	1,411	1,351	25,688	24,264	5.9%	8,656	9,655	-10.3%	17,032	14,609	16.6%	66.3%	97.1%	97.3%	1,460	1,392
Seattle	2	239	200	3,781	3,757	0.6%	1,347	1,369	-1.6%	2,434	2,388	1.9%	64.4%	96.2%	97.1%	1,396	1,385

Pacific Total	33	8,956	8,064	161,066	156,535	2.9%	48,912	51,807	-5.6%	112,154	104,728	7.1%	69.6%	96.4%	96.4%	1,660	1,625

Suburban New York — New Jersey	2	1,162	944	14,833	14,522	2.1%	5,276	4,858	8.6%	9,557	9,664	-1.1%	64.4%	95.9%	95.3%	1,191	1,184
Washington — NoVa — MD	15	6,711	6,616	105,520	100,107	5.4%	32,889	32,260	1.9%	72,631	67,847	7.1%	68.8%	96.5%	97.0%	1,267	1,202
Boston	9	3,068	3,068	43,752	42,838	2.1%	17,090	16,385	4.3%	26,662	26,453	0.8%	60.9%	96.2%	96.2%	1,155	1,139
Philadelphia	7	3,888	3,664	60,874	59,341	2.6%	25,283	24,662	2.5%	35,591	34,679	2.6%	58.5%	95.4%	95.7%	1,252	1,220

Northeast Total	33	14,829	14,293	224,979	216,808	3.8%	80,538	78,165	3.0%	144,441	138,643	4.2%	64.2%	96.1%	96.3%	1,234	1,192

Miami	5	2,471	2,460	50,052	48,416	3.4%	18,207	19,237	-5.4%	31,845	29,179	9.1%	63.6%	97.0%	96.9%	1,568	1,536
Palm Beach — Fort Lauderdale	2	704	704	7,316	7,308	0.1%	3,426	3,298	3.9%	3,890	4,010	-3.0%	53.2%	95.5%	94.3%	804	825
Orlando	5	1,481	1,481	13,988	13,650	2.5%	6,060	6,112	-0.9%	7,928	7,538	5.2%	56.7%	94.9%	94.5%	722	714
Tampa	5	1,455	1,388	13,060	13,117	-0.4%	5,583	5,582	0.0%	7,477	7,535	-0.8%	57.3%	95.1%	95.6%	707	712
Jacksonville	4	1,643	1,643	16,523	16,450	0.4%	7,788	7,421	4.9%	8,735	9,029	-3.3%	52.9%	95.0%	96.2%	770	766

Florida Total	21	7,754	7,676	100,939	98,941	2.0%	41,064	41,650	-1.4%	59,875	57,291	4.5%	59.3%	95.7%	95.8%	1,010	1,000
Houston	4	1,503	1,339	12,003	12,204	-1.6%	5,164	5,501	-6.1%	6,839	6,703	2.0%	57.0%	92.7%	94.5%	697	706
Denver	8	2,177	1,775	22,894	21,809	5.0%	7,505	8,125	-7.6%	15,389	13,684	12.5%	67.2%	97.3%	97.1%	881	842
Phoenix	12	3,017	2,605	22,954	22,058	4.1%	9,081	9,324	-2.6%	13,873	12,734	8.9%	60.4%	96.2%	95.8%	656	642
Dallas — Fort Worth	1	368	368	3,713	3,676	1.0%	1,686	1,797	-6.2%	2,027	1,879	7.9%	54.6%	95.1%	96.7%	764	746
Atlanta	4	992	822	9,740	9,323	4.5%	3,279	3,463	-5.3%	6,461	5,860	10.3%	66.3%	97.4%	96.8%	920	891

Sunbelt Total	50	15,811	14,584	172,243	168,011	2.5%	67,779	69,860	-3.0%	104,464	98,151	6.4%	60.6%	95.8%	95.9%	884	869

Chicago	13	3,993	3,832	57,234	56,462	1.4%	20,405	21,320	-4.3%	36,829	35,142	4.8%	64.3%	95.5%	96.5%	1,150	1,126

Total Target Markets	129	43,589	40,773	615,522	597,816	3.0%	217,634	221,152	-1.6%	397,888	376,664	5.6%	64.6%	96.0%	96.2%	1,188	1,158

Other
Baltimore	5	1,180	993	13,589	13,195	3.0%	5,214	5,440	-4.2%	8,375	7,755	8.0%	61.6%	94.8%	95.9%	1,086	1,042
Nashville	3	764	620	7,539	7,397	1.9%	2,743	2,884	-4.9%	4,796	4,513	6.3%	63.6%	95.8%	97.0%	921	896
Norfolk — Richmond	5	1,495	1,416	17,736	17,415	1.8%	5,363	5,339	0.4%	12,373	12,076	2.5%	69.8%	95.7%	96.0%	960	948
Other Markets	15	8,168	8,087	79,901	78,788	1.4%	34,541	34,621	-0.2%	45,360	44,167	2.7%	56.8%	94.8%	96.0%	745	731

Total Other	28	11,607	11,117	118,765	116,795	1.7%	47,861	48,284	-0.9%	70,904	68,511	3.5%	59.7%	95.0%	96.1%	819	802

CONVENTIONAL SAME STORE SALES TOTALS	157	55,196	51,890	$734,287	$714,611	2.8%	$265,495	$269,436	-1.5%	$468,792	$445,175	5.3%	63.8%	95.8%	96.2%	$1,111	$1,084

23

Supplemental Schedule 7(a)

Total Conventional Portfolio Data by Market

Fourth Quarter 2011 Compared to Fourth Quarter 2010

(unaudited)

	September 30,0	September 30,0	September 30,0	September 30,0	September 30,0	September 30,0	September 30,0	September 30,0	September 30,0	September 30,0	September 30,0	September 30,0
	Quarter Ended December 31, 2011						Quarter Ended December 31, 2010
	Properties	Units	Ownership	Effective Units	% AIV NOI	Average Rent	Properties	Units	Ownership	Effective Units	% AIV NOI	Average Rent
Target Markets
Los Angeles	14	4,645	86%	3,993	10.4%	$2,050	14	4,645	86%	3,993	9.7%	$1,974
Orange County	4	1,213	94%	1,143	3.0%	1,562	4	1,213	94%	1,143	2.6%	1,517
San Diego	10	2,286	94%	2,145	4.8%	1,275	6	2,143	97%	2,073	4.3%	1,229

Southern CA Total	28	8,144	89%	7,281	18.2%	1,743	24	8,001	90%	7,209	16.6%	1,682

East Bay	2	413	85%	353	0.7%	1,297	2	413	85%	353	0.6%	1,211
San Francisco	7	1,208	100%	1,208	2.0%	1,613	6	1,083	100%	1,083	1.7%	1,485
San Jose	1	224	100%	224	0.7%	1,595	1	224	100%	224	0.5%	1,451

Northern CA Total	10	1,845	97%	1,785	3.4%	1,517	9	1,720	97%	1,660	2.8%	1,400

Seattle	2	239	84%	200	0.5%	1,417	3	413	75%	310	0.7%	1,206

Pacific Total	40	10,228	91%	9,266	22.1%	1,698	36	10,134	91%	9,179	20.1%	1,616

Manhattan	22	957	100%	957	2.6%	2,487	22	957	100%	957	3.8%	2,439
Suburban New York — New Jersey	2	1,162	81%	944	2.0%	1,224	4	1,162	81%	944	1.7%	1,179

New York Total	24	2,119	90%	1,901	4.6%	1,798	26	2,119	90%	1,901	5.5%	1,756

Washington — NoVA — MD	17	8,015	88%	7,071	14.5%	1,293	17	8,015	88%	7,048	13.8%	1,215
Boston	11	4,129	100%	4,129	7.3%	1,197	11	4,129	100%	4,129	7.2%	1,154
Philadelphia	7	3,888	94%	3,664	7.5%	1,284	7	3,888	91%	3,541	6.9%	1,222

Northeast Total	59	18,151	92%	16,765	33.9%	1,332	61	18,151	92%	16,619	33.4%	1,269

Miami	5	2,474	100%	2,463	6.5%	1,599	5	2,471	95%	2,359	6.3%	1,538
Palm Beach - Fort Lauderdale	3	1,076	100%	1,076	1.0%	842	4	1,265	93%	1,179	1.1%	828
Orlando	7	2,315	100%	2,315	2.1%	760	9	2,836	92%	2,620	2.6%	726
Tampa	6	1,755	96%	1,688	1.7%	724	6	1,755	92%	1,621	1.7%	709
Jacksonville	4	1,643	100%	1,643	1.8%	786	4	1,643	85%	1,404	1.5%	759

Florida Total	25	9,263	99%	9,185	13.1%	1,006	28	9,970	92%	9,183	13.2%	948
Houston	5	2,237	84%	1,873	1.9%	704	7	2,835	82%	2,313	2.0%	669
Denver	8	2,177	82%	1,775	3.0%	911	9	2,553	78%	1,991	3.0%	789
Phoenix	12	3,017	86%	2,605	2.7%	677	17	4,420	89%	3,912	3.4%	589
Dallas — Fort Worth	1	368	100%	368	0.4%	777	2	569	100%	569	0.5%	695
Atlanta	5	1,295	87%	1,125	1.5%	916	5	1,295	80%	1,041	1.3%	864

Sunbelt Total	56	18,357	92%	16,931	22.6%	891	68	21,642	88%	19,009	23.4%	807

Chicago	13	3,993	96%	3,831	7.2%	1,174	15	4,633	94%	4,348	7.5%	1,094

Total Target Markets	168	50,729	92%	46,793	85.8%	1,223	180	54,560	90%	49,155	84.4%	1,124

Other [1]
Baltimore	5	1,180	84%	993	1.7%	1,112	5	1,180	84%	993	1.7%	1,042
Inland Empire	2	376	100%	376	0.4%	778	2	376	100%	376	0.4%	746
Michigan	3	3,306	100%	3,306	2.7%	595	3	3,303	100%	3,303	2.5%	575
Minneapolis	2	732	89%	651	1.7%	1,509	2	732	89%	651	1.7%	1,442
Nashville	4	1,114	78%	865	1.2%	875	4	1,114	77%	861	1.1%	837
Non-Target Florida	4	906	100%	906	1.0%	704	9	2,004	100%	2,004	1.7%	632
Norfolk — Richmond	6	1,643	95%	1,564	2.5%	953	6	1,643	94%	1,551	2.5%	936
Providence RI	2	708	100%	708	1.2%	1,091	2	708	100%	708	1.2%	1,070
Other Markets	2	2,140	100%	2,142	1.8%	623	6	3,352	89%	2,995	2.8%	664

Total Other	30	12,105	95%	11,511	14.2%	825	39	14,412	93%	13,442	15.6%	776

Grand Total	198	62,834	93%	58,304	100.0%	$1,143	219	68,972	91%	62,597	100.0%	$1,049

[1]

For the quarters ended December 31, 2011 and 2010, Aimco's conventional portfolio included assets in 13 and 17 markets, respectively, in which Aimco invests on an opportunistic basis or that Aimco intends to exit.

24

Supplemental Schedule 7(b)

Total Conventional Portfolio Data by Market

Third Quarter 2011 Market Information

(unaudited)

Aimco’s portfolio strategy focuses on B/B+ quality apartment communities located in the largest U.S. markets as measured by total apartment value. Aimco measures Conventional Property asset quality based on average rents compared to local market average rents as reported by REIS, with A-quality assets earning rents greater than 125% of local market average, B-quality assets earning rents 90% to 125% of local market average and C-quality assets earning rents less than 90% of local market average. Aimco’s geographic allocation strategy focuses on the largest U.S. markets, with market quality measured in part based on long-term growth characteristics.

The following schedule illustrates Aimco’s Conventional Property portfolio quality and market growth projections based on 3Q 2011 data, as this is the most recent period for which third-party data is available.

	Quarter Ended September 30, 2011
	Properties	Units	Ownership	Effective Units	% AIV NOI	Average Rent	Market Rent [1]	+/- Market Rent Average	2012 - 2014 Projected Revenue Growth [2]
Target Markets
Los Angeles	14	4,645	86%	3,993	11.0%	$2,030	$1,361	49.1%	4.8%
Orange County	4	1,213	94%	1,143	3.0%	1,550	1,488	4.1%	5.1%
San Diego	10	2,286	94%	2,145	4.8%	1,247	1,318	-5.4%	4.3%

Southern CA Total	28	8,144	89%	7,281	18.8%	1,721	1,369	25.7%	4.7%

East Bay	2	413	85%	353	0.8%	1,264	1,302	-2.9%	4.7%
San Francisco	7	1,208	100%	1,208	2.1%	1,574	1,834	-14.2%	4.3%
San Jose	1	224	100%	224	0.7%	1,540	1,524	1.1%	4.8%

Northern CA Total	10	1,845	97%	1,785	3.6%	1,477	1,629	-9.3%	4.5%

Seattle	2	239	84%	200	0.5%	1,415	996	42.0%	3.1%

Pacific Total	40	10,228	91%	9,266	22.9%	1,675	1,400	19.6%	4.6%

Manhattan	22	957	100%	957	2.6%	2,461	2,859	-13.9%	4.3%
Suburban New York — New Jersey	2	1,162	81%	944	1.8%	1,188	1,474	-19.4%	3.2%

New York Total	24	2,119	90%	1,901	4.4%	1,766	2,100	-15.9%	3.9%

Washington — NoVA — MD	17	8,015	88%	7,048	13.9%	1,276	1,423	-10.3%	4.0%
Boston	11	4,129	100%	4,129	7.3%	1,174	1,685	-30.3%	5.0%
Philadelphia	7	3,888	94%	3,664	6.9%	1,260	1,021	23.4%	3.8%

Northeast Total	59	18,151	92%	16,742	32.5%	1,309	1,480	-11.5%	4.2%

Miami	5	2,474	95%	2,362	5.8%	1,579	1,037	52.2%	3.6%
Palm Beach — Fort Lauderdale	4	1,265	100%	1,265	1.3%	827	1,061	-22.1%	3.7%
Orlando	8	2,651	100%	2,651	2.4%	726	817	-11.2%	4.1%
Tampa	6	1,755	96%	1,688	1.7%	713	803	-11.2%	3.8%
Jacksonville	4	1,643	100%	1,643	1.7%	772	765	1.0%	3.6%

Florida Total	27	9,788	98%	9,609	12.9%	970	893	8.6%	3.7%

Houston	6	2,509	82%	2,050	2.0%	687	742	-7.3%	3.7%
Denver	8	2,177	80%	1,731	3.0%	875	830	5.4%	4.8%
Phoenix	12	3,017	86%	2,605	2.7%	663	692	-4.2%	5.1%
Dallas — Fort Worth	2	569	100%	569	0.5%	716	765	-6.5%	4.2%
Atlanta	5	1,295	87%	1,125	1.8%	894	767	16.6%	4.1%

Sunbelt Total	60	19,355	91%	17,689	22.9%	861	823	4.6%	4.1%

Chicago	13	3,993	96%	3,832	6.9%	1,156	1,010	14.4%	3.6%

Total Target Markets	172	51,727	92%	47,529	85.2%	1,191	1,168	2.0%	4.2%

Other
Baltimore	5	1,180	84%	993	1.5%	1,091	988	10.4%	4.1%
Inland Empire	2	376	100%	376	0.4%	763	1,012	-24.6%	4.5%
Michigan	3	3,306	100%	3,306	3.0%	598	774	-22.7%	3.7%
Minneapolis	2	732	89%	651	1.7%	1,516	921	64.6%	4.2%
Nashville	4	1,114	78%	865	1.2%	863	719	20.0%	3.0%
Non-Target Florida	5	1,202	100%	1,202	1.2%	675	919	-26.5%	3.9%
Norfolk — Richmond	6	1,643	95%	1,554	2.5%	940	845	11.2%	3.3%
Providence RI	2	708	100%	708	1.2%	1,087	1,169	-7.0%	5.0%
Other Markets	4	2,793	94%	2,636	2.1%	643	712	-9.7%	3.8%

Total Other	33	13,054	94%	12,291	14.8%	810	834	-2.8%	3.8%

Grand Total	205	64,781	92%	59,820	100.0%	$1,112	$1,098	1.2%	4.2%

[1]	3Q 2011 REIS

[2]	Represents the average of annual revenue growth projections published by REIS, PPR and Axiometrics, third-party providers of commercial real estate information and analyses.

25

Supplemental Schedule 8

Property Disposition and Acquisition Activity

(dollars in millions, except average rent) (unaudited)

Fourth Quarter 2011 Dispositions

	Number	Number	Weighted				Net Sales	Aimco	Aimco
	of Properties	of Units	Average Ownership	Gross Proceeds	NOI Cap Rate [1]	Property Debt	Proceeds [2]	Gross Proceeds	Net Proceeds	Average Rent
Conventional	7	1,947	87%	$106.0	6.9%	$45.8	$46.5	$96.8	$47.2	$677
Affordable	20	2,185	50%	$74.3	9.2%	$36.2	$33.5	$39.4	$24.7	$639

Total Dispositions	27	4,132	67%	$180.3	7.5%	$82.0	$80.0	$136.2	$71.9	$657

2011 Dispositions

	Number	Number	Weighted				Net Sales	Aimco	Aimco
	of Properties	of Units	Average Ownership	Gross Proceeds	NOI Cap Rate [1]	Property Debt	Proceeds [2]	Gross Proceeds	Net Proceeds	Average Rent
Conventional [3]	25	6,561	88%	$347.0	7.1%	$175.2	$130.5	$308.2	$133.5	$649
Affordable	35	3,744	43%	$126.5	8.9%	$63.3	$55.1	$59.1	$39.3	$653

Total Dispositions	60	10,305	72%	$473.5	7.4%	$238.5	$185.6	$367.3	$172.8	$651

[1]

NOI Cap Rate is calculated based on Aimco’s share of the the trailing twelve month NOI prior to sale, less a 3.5% management fee, divided by the gross proceeds, which excludes prepayment penalties associated with the related property debt.

[2]	Net Sales Proceeds are after repayment of existing debt, net working capital settlements, payment of transaction costs and debt prepayment penalties.

[3]	Year-to-date, Aimco has disposed of Conventional Properties in the following markets:

	September 30,	September 30,
Market	Properties	Units
Target:
Chicago	2	640
Dallas — Fort Worth	1	201
Denver	1	376
Houston	2	598
Orlando	2	521
Palm Beach — Fort Lauderdale	1	189
Phoenix	5	1,402
Seattle	1	174

Total Target	15	4,101

Other:
Austin	1	384
Carbondale IL	1	269
Cincinnati	1	231
Daytona Beach FL	2	504
Indianapolis — Fort Wayne	1	328
Lima OH	1	150
Melbourne FL	3	594

Total Other	10	2,460

Total Sales	25	6,561

2011 Acquisitions

Aimco acquired noncontrolling limited partnership interests in 12 consolidated real estate partnerships that own 15 properties and in which Aimco affiliates serve as general partner for a total cost of $22.3 million. The gross estimated fair value of the real estate corresponding to the interests Aimco acquired totaled $112.9 million.

Aimco acquired a vacant, 126-unit property located in San Francisco’s Marin County submarket. Aimco intends to redevelop the property, increasing its total investment in the property to approximately $65.0 million upon completion. Additionally, during 2011, Aimco acquired noncontrolling interests (approximately 50%) in entities that own four contigous properties with 142 units located in La Jolla, California (near San Diego).

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Supplemental Schedule 9

Capital Additions

(in thousands, except per unit data) (unaudited)

All capital additions are classified as either Capital Replacements (“CR”), Capital Improvements (“CI”), property upgrades, redevelopment or casualties. Non-redevelopment and non-casualty capital additions are apportioned between CR and CI based on the useful life of the capital item under consideration and the period Aimco has owned the property (i.e., the portion that was consumed during Aimco’s ownership of the item represents CR; the portion of the item that was consumed prior to Aimco’s ownership represents CI). See the Glossary for further descriptions.

Amounts below represent actual additions related to residential properties that are owned and managed by Aimco at the end of the period. These amounts include consolidated and unconsolidated properties and are not adjusted for Aimco’s ownership interest in such properties. Amounts do not include capital additions related to:

•	properties sold during the period or properties held for sale at the end of the period;

•	properties that are not multi-family such as commercial properties or fitness facilities; and

•	properties that Aimco owns but does not manage.

See the Glossary for a reconciliation of these amounts to GAAP capital additions.

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	Actual Additions			Actual Additions
	Three Months Ended December 31, 2011			Year Ended December 31, 2011
	Conventional	Affordable	Total	Conventional	Affordable	Total
Capital Additions
Capital Replacements
Buildings and grounds	$19,900	$1,870	$21,770	$45,384	$5,960	$51,344
Turnover capital additions	7,463	919	8,382	20,671	3,737	24,408
Capitalized site payroll and indirect costs	1,042	(229)	813	7,272	317	7,589

Total Capital Replacements	28,405	2,560	30,965	73,327	10,014	83,341
Capital Improvements	34,234	674	34,908	69,399	3,310	72,709
Redevelopment Additions	13,668	63	13,731	33,348	(161)	33,187
Casualties	2,849	286	3,135	11,117	1,165	12,282

Total Capital Additions	$79,156	$3,583	$82,739	$187,191	$14,328	$201,519

Capital Replacements and Improvements per Unit
Total units	61,088	16,310	77,398	61,088	16,310	77,398

Total Capital Replacements per unit	$465	$157	$400	$1,200	$614	$1,077
Capital Improvements per unit	560	41	451	1,136	203	939

Total Capital Replacements and Improvements per unit	$1,025	$198	$851	$2,336	$817	$2,016

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GLOSSARY AND RECONCILIATIONS OF NON-GAAP FINANCIAL and OPERATING MEASURES

This Earnings Release and Supplemental Information include certain financial measures used by Aimco management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. Aimco’s definition and calculation of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.

ACQUISITION PROPERTIES: Properties that have been acquired during the twelve months prior to the current quarter-end that have not reached a stabilized level of occupancy during the current period and each period for which comparable results are presented.

ADJUSTED FUNDS FROM OPERATIONS (AFFO): AFFO is Pro forma FFO, as defined below, less Capital Replacement additions, also defined below, and adjusted for the Aimco Operating Partnership’s share of such Capital Replacements. Similar to FFO, AFFO is helpful to investors in understanding Aimco’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. There can be no assurance that Aimco’s method for computing AFFO is comparable with that of other real estate investment trusts.

ADJUSTED INTEREST EXPENSE: Adjusted Interest Expense represents Aimco’s proportionate share of interest expense less (i) prepayment penalties and amortization of deferred financing costs and (ii) the amount of interest income recognized by Aimco related to its investment in the subordinated tranches in the securitization trust holding only Aimco property debt.

AFFORDABLE PROPERTIES: Affordable Properties benefit from governmental programs intended to provide housing to people with low or moderate incomes. These programs, which are usually administered by the U.S. Department of Housing and Urban Development (HUD) or state housing finance agencies, typically provide mortgage insurance, favorable financing terms, tax credit equity, or rental assistance payments to the property owners. Under these programs, rent adjustments are made in accordance with property-specific contracts between Aimco and HUD, with rent increases generally based on an adjustment factor set by HUD annually. Aimco targets an investment in Affordable Properties of 10% or less of Net Asset Value, which serves to offset the volatility of our Conventional portfolio; provide revenue growth that over time is similar to that of Conventional Properties; expand our investment opportunities; and provide helpful positioning with government bodies, benefiting Aimco’s business overall.

AIMCO OPERATING PARTNERSHIP: AIMCO Properties, L.P., a Delaware limited partnership, is the operating partnership in Aimco’s UPREIT structure. Aimco owns approximately 94% of the common partnership units of the Aimco Operating Partnership.

AIMCO PROPORTIONATE FINANCIAL INFORMATION: Non-GAAP measures representing Aimco’s share of financial information discussed in this Earnings Release and Supplemental Information. Aimco’s proportionate share of financial information includes Aimco’s share of unconsolidated real estate partnerships and excludes noncontrolling interests in consolidated real estate partnerships. Proportionate reporting benefits the users of Aimco’s financial information by providing the amount of revenues, expenses, assets and liabilities attributable only to Aimco stockholders. Aimco also refers to this measure as “Aimco’s Share” of financial information. See Supplemental Schedules 1, 3 and 4 for reconciliation of Aimco’s proportionate share of financial results to Aimco’s consolidated financial statements.

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CAPITAL ADDITIONS DEFINITIONS AND RECONCILIATION

CAPITAL IMPROVEMENTS (CI): CI additions include all non-redevelopment capital additions that are made to enhance the value, profitability or useful life of an asset from its original purchase condition.

CAPITAL REPLACEMENTS (CR): Unlike CI additions, CR additions do not increase the useful life of an asset from its original purchase condition. They represent the share of additions that are deemed to replace the consumed portion of acquired capital assets. CR additions are deducted in the calculation of AFFO.

CASUALTY CAPITAL ADDITIONS: Capitalized costs incurred in connection with casualty losses and are associated with the restoration of the asset. A portion of the restoration costs is reimbursed by insurance carriers net of deductibles associated with each loss.

Supplemental Schedule 9 contains capital additions information related to (1) residential properties that Aimco owns and manages at the end of the period, (2) properties that are consolidated in Aimco’s GAAP financial statements, and (3) properties that are accounted for under the equity method of accounting in Aimco’s GAAP financial statements. Amounts do not include capital additions related to:

•	consolidated properties sold during the period or properties held for sale at the end of the period;

•	consolidated properties that are not multi-family such as commercial properties or fitness facilities; or

•	consolidated properties that Aimco owns but does not manage.

Aimco believes the capital addition detail provided in Supplemental Schedule 9 provides an enhanced understanding of capital additions related to our primary business of owning and operating apartment communities. A reconciliation of capital additions presented on Supplemental Schedule 9 to Aimco’s consolidated GAAP information is presented below.

	September 30,	September 30,
(in thousands) (unaudited)	Three Months Ended December 31, 2011	Year Ended December 31, 2011
Capital Additions per Schedule 9	$82,739	$201,519

Capital additions related to:

Unconsolidated real estate partnerships	(218)	(461)
Consolidated sold and held for sale properties	1,275	5,673

Consolidated properties Aimco owns but does not manage	61	533

Consolidated capital additions	$83,857	$207,264

CONVENTIONAL PROPERTIES: Conventional Properties represent Aimco’s portfolio of market-rate apartment communities. Aimco focuses on owning and operating apartment communities with rents that are 100% to 125% of local market average rents and concentrates its investment in the 20 largest apartment markets in the United States, as measured by apartment value. Aimco targets an investment in Conventional Properties of 90% or more of Net Asset Value.

DEBT SERVICE COVERAGE RATIO: As defined in Aimco’s credit agreement, the ratio of (a) EBITDA, reduced by certain capital expenditure reserves, to (b) debt service, which represents the sum of (i) Aimco’s proportionate share of interest expense (excluding prepayment penalties and amortization of deferred financing costs) and (ii) debt amortization, for the four fiscal quarters preceding the date of calculation.

EFFECTIVE UNITS: Unit count at 100% ownership multiplied by Aimco’s ownership share. Effective Units may be used to analyze Aimco’s proportionate financial measures on a per-unit basis.

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EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA): EBITDA is the numerator used in Aimco’s calculation of EBITDA Coverage of Interest Ratio and EBITDA Coverage of Preferred Dividends and Interest Ratio. EBITDA is computed by adding to Aimco’s Pro forma FFO (a) Aimco’s proportionate share of interest expense, taxes, depreciation and amortization related to non-real estate assets, non-cash stock compensation expense and (b) Preferred Dividends.

EBITDA COVERAGE OF INTEREST RATIO: The ratio of (a) EBITDA to (b) Adjusted Interest Expense for the four fiscal quarters preceding the date of calculation. Aimco’s management uses this ratio as one measure of leverage.

EBITDA COVERAGE OF INTEREST AND PREFERRED DIVIDENDS RATIO: The ratio of (a) EBITDA to (b) the sum of Adjusted Interest Expense and Preferred Dividends for the four fiscal quarters preceding the date of calculation. Aimco’s management uses this ratio as one measure of leverage.

FIXED CHARGE COVERAGE RATIO: As defined in Aimco’s credit agreement, the ratio of (a) EBITDA, reduced by certain capital expenditure reserves, to (b) fixed charges, which represents the sum of (i) Aimco’s proportionate share of interest expense (excluding prepayment penalties and amortization of deferred financing costs), (ii) debt amortization and (iii) Preferred Dividends, for the four fiscal quarters preceding the date of calculation.

FEE MANAGED PROPERTIES: Aimco provides property management and/or asset management services for a portfolio of properties, primarily pursuant to long-term arrangements with affiliated parties. In certain cases, Aimco may indirectly own generally less than one percent of the operations of such properties through a partnership syndication or other fund.

FUNDS FROM OPERATIONS (FFO): FFO is a commonly used measure of REIT performance, which the National Association of Real Estate Investment Trusts (NAREIT) defines as net income, computed in accordance with GAAP, excluding gains from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. In October 2011, NAREIT revised its definition of FFO to exclude operating real estate impairments. Aimco computes FFO for all periods presented in accordance with the guidance set forth by NAREIT’s April 1, 2002 White Paper as well as the October 2011 definitional change.

In addition to FFO, Aimco uses PRO FORMA FUNDS FROM OPERATIONS (Pro forma FFO) to measure performance. Pro forma FFO represents FFO as defined above, excluding preferred stock redemption related amounts (adjusted for noncontrolling interests). Preferred stock redemption related amounts are recurring items that affect Aimco’s operating results. Aimco excludes preferred redemption related amounts (gains or losses) from Pro forma FFO because such amounts are not representative of operating results.

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FFO and Pro forma FFO are helpful to investors in understanding Aimco’s performance because they capture features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. There can be no assurance that Aimco’s method for computing FFO is comparable with that of other real estate investment trusts. Net income (loss) attributable to Aimco common stockholders as determined in accordance with GAAP is reconciled to FFO and Pro forma FFO as presented on Supplemental Schedule 1 below.

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
(in thousands) (unaudited)

Net loss attributable to Aimco common stockholders	$(23,411)	$(38,427)	$(103,161)	$(125,318)
Adjustments:
Depreciation and amortization	97,606	100,452	378,043	397,740
Depreciation and amortization related to non-real estate assets	(3,182)	(3,208)	(12,942)	(14,380)
Depreciation of rental property related to noncontrolling partners and unconsolidated entities	(6,724)	(11,222)	(29,638)	(39,155)
(Gain) loss on dispositions of unconsolidated real estate and other, net of noncontrolling partners’ interest	(1,120)	(550)	(2,158)	647
Operating real estate impairment losses, net of noncontrolling partners’ interest	3,719	65	3,868	65
Impairment losses related to unconsolidated real estate partnerships, net	3,956	7	4,042	203
Discontinued operations:
Gain on dispositions of real estate, net of noncontrolling partners’ interest	(24,585)	(18,056)	(67,723)	(68,545)
Operating real estate impairment losses, net of noncontrolling partners’ interest	3,101	3,200	12,360	11,851
Depreciation of rental property, net of noncontrolling partners’ interest	1,718	5,987	13,557	28,959
Income tax expense arising from disposals and impairments, net	6,767	9,333	6,990	8,385
Common noncontrolling interests in Aimco Operating Partnership’s share of above adjustments	(5,444)	(6,059)	(20,868)	(22,731)
Amounts allocable to participating securities	(152)	(148)	(556)	(738)

Funds From Operations Attributable to Aimco Common Stockholders — Diluted	$52,249	$41,374	$181,814	$176,983

Preferred equity redemption related amounts	(1,943)	4,290	(3,904)	(254)
Common noncontrolling interests in Aimco Operating Partnership’s share of preferred redemption related amounts	132	(299)	266	18
Amounts allocable to participating securities	7	(20)	16	1

Pro Forma Funds From Operations Attributable to Aimco Common Stockholders — Diluted	$50,445	$45,345	$178,192	$176,748

Capital Replacements, net of common noncontrolling interests in Aimco Operating Partnership	(26,231)	(15,802)	(74,342)	(60,494)
Amounts allocable to participating securities	144	78	540	313

Adjusted Funds From Operations Attributable to Aimco Common Stockholders — Diluted	$24,358	$29,621	$104,390	$116,567

Weighted average shares — diluted FFO	120,700	117,047	119,626	116,693
Funds From Operations per share (diluted)	$0.43	$0.35	$1.52	$1.52
Pro forma Funds From Operations per share (diluted)	$0.42	$0.39	$1.49	$1.51
Adjusted Funds From Operations per share (diluted)	$0.20	$0.25	$0.87	$1.00

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OTHER AFFORDABLE PROPERTIES: Affordable Properties that do not meet the Same Store property definition because (1) the property is under redevelopment, (2) the property is not managed by Aimco, and/or (3) Aimco’s ownership in the property is less than 10%.

OTHER CONVENTIONAL PROPERTIES: Conventional Properties that have significant rent control restrictions, university housing properties, non-multi-family such as commercial properties or fitness facilities and properties that have not reached and maintained a stabilized level of occupancy during the reporting periods, often due to a casualty event.

OTHER EXPENSES, NET: Other expenses, net includes franchise taxes, risk management activities related to our unconsolidated partnerships, certain other corporate expenses and partnership expenses (partnership level expenses incurred directly or indirectly for services such as audit, tax and legal).

PREFERRED DIVIDENDS: Preferred dividends include dividends paid with respect to Aimco’s Preferred Stock and the Aimco Operating Partnership Preferred Partnership Units for any fiscal period.

PROPERTY NET OPERATING INCOME (NOI): NOI is defined by Aimco as total property rental and other property revenues less direct property operating expenses, including real estate taxes. NOI does not include: property management revenues, primarily from affiliates; casualties; off-site property management expenses; depreciation; or interest expense. NOI is helpful because it helps both investors and management to understand the operating performance of real estate excluding costs associated with decisions about acquisition pricing, overhead allocations and financing arrangements. NOI is considered by many in the real estate industry to be a useful measure for determining the value of real estate. A reconciliation of NOI as presented in this Earnings Release and Supplemental Information to Aimco’s consolidated GAAP amounts is provided below and on the following page.

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Reconciliation of Propertionate Property NOI Amounts in Supplemental Schedule 1(a) to Proportionate Property NOI Amounts Included in Aimco’s

Earnings Release and Supplemental Schedule 6(a)

Fourth Quarter 2011 Compared to Fourth Quarter 2010

(in thousands) (unaudited)

	September 30,00000	September 30,00000	September 30,00000	September 30,00000	September 30,00000	September 30,00000	September 30,00000	September 30,00000
	Three Months Ended December 31, 2011				Three Months Ended December 31, 2010
	Proportionate Amount	Properties Owned but Not Managed	Ownership Adjustments	Proportionate Property Amount	Proportionate Amount	Properties Owned but Not Managed	Ownership Adjustments	Proportionate Property Amount
Real estate operations:
Rental and other property revenues
Conventional Same Store	$189,169	$—	$120	$189,289	$180,109	$—	$3,063	$183,172
Affordable Same Store	31,088	—	—	31,088	30,106	—	5	30,111

Total Same Store	220,257	—	120	220,377	210,215	—	3,068	213,283
Other Conventional	15,895	(1,196)	—	14,699	17,665	(1,187)	139	16,617
Other Affordable	2,506	(2,506)	—	—	3,868	(3,868)	—	—

Total rental and other property revenues	238,658	(3,702)	120	235,076	231,748	(5,055)	3,207	229,900

Property operating expenses
Conventional Same Store	64,076	—	1,489	65,565	64,814	—	1,431	66,245
Affordable Same Store	12,738	—	170	12,908	12,787	—	206	12,993

Total Same Store	76,814	—	1,659	78,473	77,601	—	1,637	79,238
Other Conventional	8,065	(802)	—	7,263	8,029	(780)	194	7,443
Other Affordable	1,283	(1,283)	—	—	2,222	(2,222)	—	—

Total property operating expenses	86,162	(2,085)	1,659	85,736	87,852	(3,002)	1,831	86,681

Property NOI:
Conventional Same Store	125,093	—	(1,369)	123,724	115,295	—	1,632	116,927
Affordable Same Store	18,350	—	(170)	18,180	17,319	—	(201)	17,118

Total Same Store	143,443	—	(1,539)	141,904	132,614	—	1,431	134,045
Other Conventional	7,830	(394)	—	7,436	9,636	(407)	(55)	9,174
Other Affordable	1,223	(1,223)	—	—	1,646	(1,646)	—	—

Net real estate operations	$152,496	$(1,617)	$(1,539)	$149,340	$143,896	$(2,053)	$1,376	$143,219

	% Aimco 4Q 2011 NOI	Revenue	Expenses	NOI
Year-over-Year Change:
Conventional Same Store	83%	3.3%	-1.0%	5.8%
Affordable Same Store	12%	3.2%	-0.7%	6.2%

Total Same Store	95%	3.3%	-1.0%	5.9%
Other Conventional	5%	-11.5%	-2.4%	-18.9%

Net real estate operations	100%	2.3%	-1.1%	4.3%

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Reconciliation of GAAP to Supplemental Schedule 6(b) Proportionate Conventional Same Store NOI Amounts

(in thousands) (unaudited)

	September 30,000000	September 30,000000	September 30,000000	September 30,000000	September 30,000000	September 30,000000
	Three Months Ended September 30, 2011
	Consolidated Amounts	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount	Ownership Adjustments	Proportionate Property Amount
Conventional Same Store:
Rental and other property revenues	$201,289	$—	$(14,071)	$187,218	$488	$187,706
Property operating expenses	75,089	—	(5,365)	69,724	437	70,161

Property NOI	$126,200	$—	$(8,706)	$117,494	$51	$117,545

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Reconciliation of Propertionate Property NOI Amounts in Supplemental Schedule 1(b) to Proportionate Property NOI Amounts Included in Aimco’s Earnings Release and Supplemental Schedule 6(c)

Year Ended December 31, 2011 Compared to Year Ended December 31, 2010

(in thousands) (unaudited)

	00000000000	00000000000	00000000000	00000000000	00000000000	00000000000	00000000000	00000000000	00000000000	00000000000
	Year Ended December 31, 2011					Year Ended December 31, 2010
	Proportionate Amount	Properties Owned but Not Managed	Population Changes	Ownership Adjustments	Proportionate Property Amount	Proportionate Amount	Properties Owned but Not Managed	Population Changes	Ownership Adjustments	Proportionate Property Amount
Real estate operations:
Rental and other property revenues
Conventional Same Store	$743,282	$—	$(11,856)	$2,861	$734,287	$709,829	$—	$(11,064)	$15,846	$714,611
Affordable Same Store	122,898	—	(14,511)	—	108,387	117,911	—	(13,710)	21	104,222

Total Same Store	866,180	—	(26,367)	2,861	842,674	827,740	—	(24,774)	15,867	818,833
Other Conventional	65,022	(4,892)	11,856	136	72,122	67,037	(4,730)	11,064	1,228	74,599
Other Affordable	11,060	(11,060)	14,511	—	14,511	12,532	(12,532)	13,710	—	13,710

Total rental and other property revenues	942,262	(15,952)	—	2,997	929,307	907,309	(17,262)	—	17,095	907,142

Property operating expenses
Conventional Same Store	267,551	—	(5,396)	3,340	265,495	267,594	—	(5,332)	7,174	269,436
Affordable Same Store	50,414	—	(5,725)	611	45,300	52,018	—	(5,509)	593	47,102

Total Same Store	317,965	—	(11,121)	3,951	310,795	319,612	—	(10,841)	7,767	316,538
Other Conventional	32,386	(3,095)	5,396	76	34,763	31,075	(3,008)	5,332	737	34,136
Other Affordable	6,249	(6,249)	5,725	—	5,725	7,278	(7,277)	5,509	—	5,510

Total property operating expenses	356,600	(9,344)	—	4,027	351,283	357,965	(10,285)	—	8,504	356,184

Property NOI:
Conventional Same Store	475,731	—	(6,460)	(479)	468,792	442,235	—	(5,732)	8,672	445,175
Affordable Same Store	72,484	—	(8,786)	(611)	63,087	65,893	—	(8,201)	(572)	57,120

Total Same Store	548,215	—	(15,246)	(1,090)	531,879	508,128	—	(13,933)	8,100	502,295
Other Conventional	32,636	(1,797)	6,460	60	37,359	35,962	(1,722)	5,732	491	40,463
Other Affordable	4,811	(4,811)	8,786	—	8,786	5,254	(5,255)	8,201	—	8,200

Net real estate operations	$585,662	$(6,608)	$—	$(1,030)	$578,024	$549,344	$(6,977)	$—	$8,591	$550,958

	% Aimco YTD 2011 NOI	Revenue	Expenses	NOI
Year-over-Year Change:
Conventional Same Store	81%	2.8%	-1.5%	5.3%
Affordable Same Store	11%	4.0%	-3.8%	10.4%

Total Same Store	92%	2.9%	-1.8%	5.9%
Other Conventional	6%	-3.3%	1.8%	-7.7%
Other Affordable	2%	5.8%	3.9%	7.1%

Net real estate operations	100%	2.4%	-1.4%	4.9%

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REDEVELOPMENT PROPERTIES: Properties where (1) a substantial number of available units have been vacated for major renovations or have not been stabilized in occupancy for at least one year as of the earliest period presented, or (2) other significant renovation, such as exteriors, common areas or unit improvements (done upon lease expirations), is underway or has been complete for less than one year, as of the earliest period presented. In both cases the properties have been removed from the Same Store portfolio. Redevelopment properties are classified as either Conventional or Affordable. Aimco combines Affordable Redevelopment Properties with Other Affordable Properties for financial reporting purposes within its Supplemental Schedules 1 and 2.

SAME STORE PROPERTIES: Same Store properties are those properties (1) that are managed by Aimco, (2) in which Aimco’s ownership exceeds 10%, and (3) that have reached and maintained a stabilized level of occupancy during the current period and each period for which comparable results are presented. Same Store properties are classified as either Conventional or Affordable and properties classified in the consolidated financial statements as held for sale are not included in Same Store. To ensure comparability between periods, the proportionate Conventional Same Store information shown on Supplemental Schedules 6a through 6c is based on Aimco’s current period ownership.

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